UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ACADEMY SPORTS AND OUTDOORS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Academy Sports and Outdoors, Inc.
2026 Proxy Statement

Notice of
Annual Meeting of Stockholders
Thursday, June 4, 2026
8:00 a.m. Central Time
Academy Sports and Outdoors, Inc.
Corporate Headquarters - Ken C. Hicks Stadium
1540 North Mason Road
Katy, Texas 77449

OUR MISSION	OUR FOOTPRINT		OUR HEADQUARTERS

Provide FUN FOR ALL through strong assortments, value, and experience

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1
4
10
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12
6
18
15
14
10
10
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22
17
10
117
18
21

OUR VISION

To be the BEST sports + outdoors retailer in the country

OUR VALUES	OUR STORY

CUSTOMER focus and service
Academy Sports + Outdoors is a leading full-line sporting goods and outdoor recreation retailer in the United States. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

EXCELLENCE in all we do

Responsible LEADERSHIP

INITIATIVE with urgency	ASO NASDAQ ticker symbol	~$6.05B Fiscal 2025 Net Sales

STUDENTS of the business

INTEGRITY always

Figures on this page are as of April 21, 2026, unless otherwise indicated.
Positive impact on our COMMUNITIES

OUR NUMBERS

21 States	3 Distribution Centers	324 Stores	22,000+ Team Members

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	i
Notice of Annual Meeting of Stockholders

Date and Time 8:00 a.m. Central Time, on Thursday, June 4, 2026	Record Date You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 9, 2026.

Place Academy Sports and Outdoors, Inc. Corporate Headquarters Ken C. Hicks Stadium 1540 North Mason Road, Katy, Texas 77449
Voting by Proxy
To ensure your shares are voted, you may vote your shares via the Internet, by telephone, or by completing, signing, and mailing the enclosed proxy card or voting instruction form. Voting methods are described on the following page and on the proxy card or voting instruction form.

Items of Business

1	Election of the three Class III director nominees named in this Proxy Statement for a two-year term expiring at the 2028 Annual Meeting of Stockholders.
2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2026.
3	Approval, on a non-binding advisory basis, of the fiscal 2025 compensation paid to the Company’s named executive officers.
4	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
In order to conserve natural resources and reduce the cost of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner, we are pleased to be able to take advantage of the SEC rule allowing companies to use a “Notice and Access” model to provide their stockholders with access to proxy materials via the Internet. On or about April 21, 2026, we began mailing Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders informing them that our Notice of Annual Meeting of Stockholders and Annual Report, proxy statement, and voting instructions are available on the Internet at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our materials at www.proxyvote.com or may request to receive paper copies of the proxy materials.
By Order of the Board of Directors,
Brandy Treadway
Executive Vice President, Chief Legal Officer, and Corporate Secretary
April 21, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 4, 2026.
This Proxy Statement and the Annual Report are available at www.proxyvote.com.

ii	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Basis of Presentation
All references below to “Academy,” “we," “us,” “our,” or the “Company” refer to Academy Sports and Outdoors, Inc., a Delaware corporation and the current parent holding company of our operations, and its consolidated subsidiaries. We conduct our operations through our parent holding company’s indirect subsidiary Academy, Ltd., a Texas limited partnership doing business as “Academy Sports + Outdoors”. References to this “Proxy Statement” refer to the 2026 Proxy Statement of the Company. References to the “Annual Meeting” refer to the Company’s 2026 Annual Meeting of Stockholders to be held on June 4, 2026.
We operate on a retail fiscal calendar pursuant to which our fiscal year consists of 52 or 53 weeks, ending on the Saturday closest to January 31 (which such Saturday may occur on a date following January 31) each year. References to any year, quarter, or month mean our fiscal year, fiscal quarter, and fiscal month, respectively, unless the context requires otherwise. References to “2020,” “2021,” “2022,” “2023,” “2024,” “2025,” and “2026” or to such fiscal year relate to our fiscal years ended January 30, 2021, January 29, 2022, January 28, 2023, February 3, 2024, February 1, 2025, January 31, 2026, and January 30, 2027, respectively, unless the context requires otherwise.
Capitalized terms used but not defined herein have the meanings set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (the “Annual Report”), filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2026. Numerical figures included in this Proxy Statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on the Company’s current expectations and are not guarantees of future performance. Words such as “outlook,” “guidance,” “anticipates,” “assume,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “future,” “will,” “seeks,” “foreseeable,” or the negative version of these words or other comparable words or similar expressions are used to identify these forward-looking statements. In particular, forward-looking statements include, but are not limited to, the Company’s strategic plans and financial objectives, including the implementation of such plans, the growth of the Company’s business and operations, including the opening of new stores and the expansion into new markets, statements regarding the payment, timing or amount of dividends, share repurchases, or debt repayment/debt interest savings, statements we make about our expectations for our operations and business and our corporate responsibility (which we refer to as responsible leadership) progress, plans, and initiatives. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and higher interest rates, trade policy changes or additional tariffs, geopolitical tensions, or changes to the financial health of our customers, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the SEC, including the Annual Report under the caption “Part I, Item 1A. Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in these materials speaks only as of the date released. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. Our sustainability-related initiatives are aspirational and may change. Statements regarding our initiatives are not guarantees or promises that they will be achieved. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
References to websites included throughout this Proxy Statement are provided for convenience only, and the contents of our websites do not constitute a part of and are not incorporated by reference into this Proxy Statement.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	1

2	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Proxy Voting Methods

VOTING CUTOFF FOR VOTING BY PROXY
If you are a stockholder of record, your vote by proxy must be received by 10:59 p.m. Central Time on June 3, 2026 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.

If, as of the close of business on April 9, 2026 (the “Record Date”), you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy, which includes voting via the Internet, by telephone or by mail, or you may vote in person at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). You may also revoke your proxies at the times and in the manners described in the Questions and Answers about the Annual Meeting section of this Proxy Statement. For shares you hold through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

To vote by proxy:

By Internet or
QR Code
Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week, or scan the QR code on your proxy card.

You will need the 16-digit control number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you vote via the Internet, you do not need to mail a proxy card.

By Telephone
You can vote your shares by calling the number provided on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded.

You will need the 16-digit control number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you vote via the telephone, you do not need to mail a proxy card.
By Mail Mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	3
Proxy Statement
Annual Meeting of Stockholders
June 4, 2026
General Information
We have delivered this Proxy Statement to you in connection with the solicitation by the Board of Directors of Academy (the “Board” or “Board of Directors”) of proxies to be voted at the Annual Meeting to be held on June 4, 2026, and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares in person.
Questions and Answers about the Annual Meeting

Q:
	WHAT AM I VOTING ON?	There are three proposals scheduled to be voted on at the Annual Meeting:
		Proposal One	Election of the three Class III director nominees named in this Proxy Statement for a two-year term expiring at the 2028 Annual Meeting of Stockholders.
		Proposal Two	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2026.
		Proposal Three	Approval, on a non-binding advisory basis, of the fiscal 2025 compensation paid to the Company’s named executive officers.

Q:
COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Q:
WHO IS ENTITLED TO VOTE?
Stockholders of record as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 64,508,134 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and
•Held for you in an account with a broker, bank or other nominee (shares held in “street name” or “beneficially”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

4	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Q:
WHAT CONSTITUTES A QUORUM?
The holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

Q:
HOW MAY I VOTE, AND HOW IS MY VOTE COUNTED?
With respect to the election of directors (Proposal One), you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director nominee because directors are elected by plurality voting. Broker non-votes, if any, will have no effect on the outcome of Proposal One. With respect to the ratification of the appointment of our independent registered public accounting firm (Proposal Two) and the non-binding advisory vote to approve the compensation of our named executive officers (Proposal Three), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” For each of Proposals Two and Three, abstentions will have the effect of a vote “against” the proposal. For Proposal Two, which we consider a routine matter, we expect that there should be no broker non-votes (brokers may, but are not required to, exercise discretionary voting on this proposal because it is typically classified as “routine” under the stock exchange rules), but to the extent there are any broker non-votes, they will have no effect on the outcome of the proposal. For Proposal Three, broker non-votes, if any, will have no effect on the outcome of the proposal.
You are not required to attend the Annual Meeting in person to vote. The Board is soliciting proxies so that you can submit your proxy before the Annual Meeting. If you vote by proxy, you will be designating Wendy Beck and Theresa Palermo, each with power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you just sign and submit your proxy card, without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals. The proxies also have discretionary authority to vote to adjourn our Annual Meeting, including for the purposes of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business comes before the Annual Meeting, the proxies will vote on those matters in accordance with their best judgment.

Q:
WHAT IS A “BROKER NON-VOTE”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares, and (2) the broker does not have discretionary authority to vote on the proposal. Even with respect to matters which brokers may otherwise have discretionary authority, some brokers may choose not to exercise such authority. We urge you to promptly provide voting instructions to your broker so that your shares are voted on all of the proposals, even if you do not plan to attend the Annual Meeting. Broker non-votes are counted for purposes of establishing a quorum, but because those shares are not entitled to vote on certain proposals, they will not be counted in the vote on such proposals.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	5

Q:
HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?
Under the Company’s Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
For any other proposal being considered at the Annual Meeting, under the Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

Q:
	HOW DOES THE BOARD RECOMMEND THAT I VOTE?	The Board recommends that you vote your shares:

		“FOR”	each of the three Class III director nominees named in this Proxy Statement.

		“FOR”	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2026.

		“FOR”	the approval, on a non-binding advisory basis, of the fiscal 2025 compensation paid to the Company’s named executive officers.

Q:
	WHO WILL COUNT THE VOTE?	A representative of Broadridge Financial Solutions, our proxy tabulator, will tabulate the votes and act as inspector of election.

6	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Q:
HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
If you are a stockholder of record as of the close of business on the Record Date, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting, by using one of the following methods:

By Internet or QR Code
If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your proxy card in order to vote by Internet. You may also scan the QR code on your proxy card to vote. If you vote via the Internet or by QR code, you do not need to mail a proxy card.

By Telephone
You can vote your shares by calling the number provided on the voting website (www.proxyvote.com) and on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. You will need the 16-digit control number included on your proxy card in order to vote by telephone. If you vote via telephone, you do not need to mail a proxy card.

By Mail
You may vote by mail by marking your selections on the proxy card, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet, QR code, and telephone voting will close at 10:59 p.m. Central Time, on June 3, 2026, for the voting of shares held by stockholders of record as of the Record Date. All Proxy cards submitted by mail with respect to shares held of record must be received no later than June 3, 2026. If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Q:
HOW DO I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?
If you are a stockholder of record as of the close of business on the Record Date and prefer to vote your shares in person at the Annual Meeting, you must present proof of identification and proof of ownership. If you hold your shares in street name, you may only vote shares at the Annual Meeting if you bring a signed proxy from the record holder (e.g., broker, bank or other nominee) giving you the right to vote the shares, as well as proof of identification and proof of ownership.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, QR code, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	7

Q:
MAY I ATTEND THE ANNUAL MEETING IN PERSON AND ARE THERE ANY RESTRICTIONS?
In order to be admitted to the meeting, you will need to present (1) a form of personal identification, and (2) either your proxy card or proof of your ownership of Academy stock as of the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Academy stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. For directions to the meeting, please email: investors@academy.com.

Q:
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD ON OR ABOUT THE SAME TIME?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet, QR code, or telephone, vote once for each proxy card you receive.

Q:
	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?	Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy:

By Internet, QR Code, or Telephone
Voting by Internet, QR code, or telephone at a later time than your previous vote and before the closing of those voting facilities at 10:59 p.m. Central Time, on June 3, 2026.

By Mail Sending a written statement to that effect to the Corporate Secretary, provided such statement is received by the Corporate Secretary no later than June 3, 2026.
In Person Submitting a properly signed proxy card to the Inspector of Election, which has a later date than your previous vote, at the Annual Meeting on June 4, 2026.
If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Q:
WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?
We will pay the costs of soliciting proxies. We have retained Innisfree M&A Incorporated to assist in soliciting proxies for a fee of approximately $10,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Proxies may be solicited on the Company’s behalf by our directors, officers or employees (for no additional compensation) in person or by telephone, and electronic transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

8	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Q:
HOW CAN I VIEW COPIES OF THE COMPANY’S CORPORATE GOVERNANCE DOCUMENTS AND FILINGS WITH THE SEC, INCLUDING THIS PROXY STATEMENT AND THE ANNUAL REPORT?
Our investor relations website contains the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), Bylaws, Corporate Governance Guidelines, Board committee charters, Ethics and Code of Conduct Policy, Anti-Corruption and Anti-Bribery Policy, Whistleblower Policy, Vendor Code of Conduct, Conflict Minerals Policy, and SEC filings, including this Proxy Statement and the Annual Report. To view these documents, go to our investor relations website at investors.academy.com, and select “Documents & Charters” from the “Corporate Governance” drop-down menu, or select “SEC Filings” from the “Financials & Filings” drop-down menu.

Q:
WHAT IS THE COMPANY’S FISCAL YEAR?
We operate on a retail fiscal calendar pursuant to which our fiscal year consists of 52 or 53 weeks, ending on the Saturday closest to January 31 (which such Saturday may occur on a date following January 31) each year. See Basis of Presentation for more information.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	9

PROPOSAL ONE

Election of Directors
Board of Directors
The Board of Directors directs and oversees our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee (the “Governance Committee”).
The Board currently consists of twelve directors, ten of whom are independent. On May 5, 2025, Scott Boatwright, an independent Class III Director, resigned from the Board effective as of that date, and on September 16, 2025, Chris Turner, an independent Class I Director, resigned from the Board effective as of that date. On December 1, 2025, the size of the Board was increased to twelve directors, and Michael Dastugue, Shannon Hennessy, and Clay Johnson were appointed to the Board as independent Class II Directors, effective as of that date. Ms. Hennessy and Messrs. Dastugue and Johnson were identified through the Company’s director search and evaluation process, which included suggestions from current and former directors, and were ultimately recommended by the Governance Committee and approved by the Board.
The Company’s Certificate of Incorporation provides for a classified Board divided into three classes until the Annual Meeting of Stockholders in 2028, after which the Board will be declassified. Currently, one class of directors stands for election at each of our Annual Meetings of Stockholders. As part of the phased-in declassification of the Board, directors are elected by our stockholders to serve for terms expiring at the Annual Meeting of Stockholders in 2028, after which the Board will be declassified and all directors will thereafter stand for election at every subsequent Annual Meeting of Stockholders for one year terms. Ken Hicks, Beryl Raff, and Jeff Tweedy constitute a class with a term that expires at the Annual Meeting and are each standing for re-election for a two-year term expiring at the 2028 Annual Meeting of Stockholders (the “Class III Directors”), subject to the election and qualification of their successors; Steve Lawrence, Brian Marley, and Tom Nealon constitute a class with a term that expires at the Annual Meeting of Stockholders in 2027 (the “Class I Directors”); and Wendy Beck, Michael Dastugue, Shannon Hennessy, Clay Johnson, Theresa Palermo, and Monique Picou constitute a class with a term that expires at the Annual Meeting of Stockholders in 2028 (the “Class II Directors”).
Upon the recommendation of the Governance Committee, the Board has considered and nominated Ken Hicks, Beryl Raff, and Jeff Tweedy as Class III Director nominees for a two-year term expiring at the Annual Meeting of Stockholders in 2028. Each of these nominees has indicated that they will be willing and able to serve as a director if elected. Action will be taken at the Annual Meeting for the election of these three Class III Director nominees. Unless otherwise instructed, the persons named in the proxy card (the “proxy holders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of each of Ken Hicks, Beryl Raff, and Jeff Tweedy. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the Board may propose another person or persons in place of any such nominee(s), and the individuals designated as your proxies will vote to appoint that proposed person or persons. Alternatively, in such event, the Board may decide to reduce the number of directors constituting the full Board.

10	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Board Composition
Since the Company’s initial public offering (“IPO”) in October 2020, it has been the Board’s objective to retain seasoned directors and executives with proven track records of leadership and success in retail and other consumer-oriented businesses that are relevant in light of the Company’s business, strategy, and structure. We believe the current composition of the Board enhances the Company with a varied mix of experiences, perspectives, and backgrounds. The Board and the Governance Committee regularly evaluates the Board’s composition to ensure it continues to advance our business strategies and serve the interests of our stockholders.
Board Composition Matrix
(As of April 21, 2026)

Total Number of Directors	12

Independence/Tenure/Age/Class/Term
Independent	●	●	●		●		●	●	●	●	●	●
Tenure (years) - Initial Public Offering: October 2020	5	0	0	5	0	2	5	5	3	2	4	5
Age (years)	61	61	47	73	55	58	68	65	50	59	75	63
Class	II	II	II	III	II	I	I	I	II	II	III	III
Term Expires	2028	2028	2028	2026	2028	2027	2027	2027	2028	2028	2026	2026
Gender
Female	●		●						●	●	●
Male		●		●	●	●	●	●				●
Demographic Background
Black or African American										●		●
White	●	●	●	●	●	●	●	●	●		●
Native American				●
Veteran				●

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	11
Board Skills Matrix
The following chart (as of April 21, 2026) summarizes the key qualifications and specific experience, attributes, and skills of our directors and nominees. A director or nominee may possess additional experience, attributes, skills, and qualifications, even if not expressly indicated below.

Legend:	«	Director’s Top 5 Key Skills	●	Director’s Key Skills

Skill

	Accounting/Finance Expertise in accounting and financial reporting, with a strong understanding of internal controls and experience overseeing financial reporting processes.	«	«	«	●		●	«	●			●
	Artificial Intelligence Expertise in developing, managing, and interacting effectively with AI systems, including assessing the risks and opportunities of the technology.			●		«
	Corporate Governance Experience in corporate governance, focused on guiding strategic direction, promoting management accountability, and safeguarding shareholder value.	«	●		«			«	«			«	«
	Customer Loyalty Experience with strategically prioritizing and executing customer loyalty initiatives, maximizing retention and advocacy through a deeply customer-centric approach to decision-making.					●	●	«		«	●
	Cybersecurity & Data Privacy Experience with overseeing and mitigating cybersecurity and data privacy risks, with a strong background in cyber risk management.					«			«
	Digital/eCommerce Experience with managing eCommerce operations, including online sales, payment processing, and data management.	●	«	«	«	«	«		●	«	●		«

Human Resources/Talent
Experience with human resources strategy, compensation, talent development, succession planning, and performance management, focused on identifying recruiting, developing, incentivizing and retaining talent.
		●	●	●					●	●	●	«	●
	Marketing Experience in driving sales in existing markets while simultaneously opening up new market segments, utilizing marketing and business development skills to drive growth.				●		«	●	●	«		●	«
	Merchandising Experience with retail merchandising strategy, developing sales plans by tracking market trends to optimize product offerings and sales potential based on market conditions.				«		«				●	«	«
	Process Improvement Experience with operational optimization, achieved by streamlining processes, identifying and resolving inefficiencies, and driving continuous improvement initiatives.			●		«		«	«		«

12	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Skill

	Real Estate & Construction Experience across the real estate sourcing, development, and construction spectrum, from site acquisition to property delivery.		«	«	●		●					●
	Risk Management Experience with leading corporate risk management frameworks to drive operational, financial, and strategic risk mitigation across business environments.	«	«	●		●		●
	Sourcing/Manufacturing Experience with retail sourcing and manufacturing, including identifying and acquiring products from product manufacturers or suppliers to sell in retail stores.		●	●	●		«				«	●	●
	Store Operations Experience with optimizing operations within large-scale specialty retail store environments, with a deep understanding of in-store dynamics and customer experience factors.		●	«	«						«	«	●
	Strategic Planning Experience developing and executing long-term strategic plans to achieve sustainable growth, by identifying key strategic priorities, setting goals, and monitoring progress.	«	«	«	«	●	«	«	«	«	«	«	«
	Supply Chain/Logistics Experience managing the flow of goods from sourcing to final delivery, including inventory control, procurement, warehousing, transportation, and distribution planning.	«	●	●	●		●		●		«	●
	Technology Experience managing technology infrastructure, systems, and/or teams, developing technology strategies, and aligning technology initiatives to support overall business goals.	●				«			«	«	●

Legend:	«	Director’s Top 5 Key Skills	●	Director’s Key Skills

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	13
Nominees for Election to the Board of Directors
Set forth below is information regarding each Class III Director nominee. Beneficial ownership of equity securities of the Class III Director nominees is shown under “Ownership of Securities”.
Class III Director Nominees

Ken C. Hicks Chairman of the Board

	Director Since: June 2020	Board Class: III	Age: 73

Board Leadership
•Chairman of the Board since June 2020
Other Public Company Directorships
•Avery Dennison: July 2007 - October 2024 (Compensation Committee)
•Whole Foods Market: May 2017 - August 2017 (Compensation Committee)
•Foot Locker: December 2014 - May 2015 (Executive Chairman); February 2010 - February 2014 (Chairman)
•J.C. Penney: March 2008 - July 2009
Experience and Qualifications
•Petsmart: President & Chief Executive Officer and Board of Directors since October 2024
•Academy Sports + Outdoors: Executive Chairman (June 2023 - May 2024); President & Chief Executive Officer (May 2018 - June 2023); Board of Managers of New Academy Holding Company, LLC (May 2017 - June 2020)
•Foot Locker: Executive Chairman (December 2014 - May 2015); President and Chief Executive Officer (August 2009 - February 2010); Chairman, President and Chief Executive Officer (February 2010 - November 2014); Chairman, President and Chief Executive Officer (February 2010 - November 2014)
•J.C. Penney, Payless ShoeSource, Home Shopping Network, May Department Stores, and McKinsey & Company: Various senior leadership positions
•Graduate of United States Military Academy in West Point, NY, and served in the U.S. Army
•Masters of Business Administration with highest distinction: Harvard Business School
Contributions to the Board
Mr. Hicks has nearly 40 years of retail business and leadership experience, including five years as President & Chief Executive Officer of Academy, including retail strategy, operations, merchandising and customer experience, and a proven track record of driving growth and value creation, which the Board values as we execute our growth strategies regarding new store openings, omnichannel expansion, connecting with our customers, and increasing the productivity of existing stores and distribution centers.

Key Skills

Corporate Governance
Digital/eCommerce
Merchandising
Store Operations
Strategic Planning

The Board selected Mr. Hicks to serve as a director based on his board, executive leadership, and management experience related to the retail industry, which includes accounting/finance, strategic planning, merchandising, corporate governance, store operations, digital/eCommerce, financial, marketing, real estate & construction, sourcing/manufacturing, and supply chain/logistics skills.

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Beryl C. Raff Independent Director

	Director Since: December 2021	Board Class: III	Age: 75

Committee Memberships
•Compensation since May 2021 (Chair since October 2021)
Other Public Company Directorships
•Helen of Troy: August 2014 - present (Audit Committee)
•Michaels: September 2014 - April 2021 (Audit & Compensation Committees)
•Jo-Ann Stores: August 2001 - February 2011 (Audit Committee & Compensation Committee Chair)
•Group 1 Automotive: June 2007 - February 2015 (Compensation Committee & Governance & Nominating Committee Chair)
Experience and Qualifications
•Helzberg Diamonds: Chief Executive Officer (2009 - July 2022); Non-executive Chairman (July 2022 - July 2023)
•J.C. Penney: Executive Vice President and General Merchandise Manager and various senior merchandising positions (2001 - 2009)
•Zales: Chairman and Chief Executive Officer (2000 - 2001)
•R.H. Macy & Company: Various senior merchant positions (19 years)
•Bachelors of Business Administration: Boston University
•Masters of Business Administration: Drexel University
Contributions to the Board
Ms. Raff has over 40 years of executive leadership and management experience in the retail industry, including retail strategy, operations, merchandising and customer experience, which the Board values as we drive growth through new store openings, connecting with our customers, increasing the productivity of existing stores, and building the best team in retail.

Key Skills

Corporate Governance
Human Resources/Talent
Merchandising
Store Operations
Strategic Planning

The Board selected Ms. Raff to serve as a director based on her board, executive leadership and management experience related to the retail industry, which includes merchandising, strategic planning, human resources/talent, store operations, corporate governance, accounting/finance, marketing, sourcing/manufacturing, real estate & construction, and supply chain/logistics skills.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	15

Jeff C. Tweedy Independent Director

	Director Since: October 2020	Board Class: III	Age: 63

Committee Memberships
•Compensation since October 2020
•Nominating and Governance since October 2020
Other Public Company Directorships
•RenX Enterprises Corp. (Formerly, Safe and Green Development): April 2023 - present (Compensation Committee & Nominating and Corporate Governance Committee Chair)
Experience and Qualifications
•BMBIRD Consultant: Managing Director (October 2022 - Present)
•Global Brands Group/Sean John Clothing: Advisory role (March 2021 - August 2022)
•Sean John Clothing: Chief Executive Officer (November 2007 - March 2021); Executive Vice President (February 1996 - March 2005)
•Karl Kani Jeans: Vice President (March 1993 - June 1996)
•Spike Lee: Vice President (February 1992 - June 1993)
•Ralph Lauren Womenswear: East Coast Sales Manager (February 1990 - December 1992)
•Fashion Institute of Technology: Menswear Design & Marketing
Contributions to the Board
Mr. Tweedy brings over 25 years of executive leadership and management experience in the fashion and retail industries, including merchandising, marketing, sourcing, manufacturing, strategic, and talent management skills, which the Board values as we drive growth through omnichannel expansion, connecting with our customers, increasing the productivity of existing stores, and building the best team in retail.

Key Skills

Corporate Governance
Digital/eCommerce
Marketing
Merchandising
Strategic Planning

The Board selected Mr. Tweedy to serve as a director based on his extensive executive leadership and management experience related to the retail industry, including merchandising, digital/eCommerce, marketing, corporate governance, sourcing/manufacturing, strategic planning, store operations, and human resources/talent management skills.

BOARD RECOMMENDATION The Board recommends that you vote “FOR” the election of each of the Class III Director nominees named above.

16	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Continuing Board Members Not Standing for Re-Election at the Annual Meeting
Set forth below is information regarding each director whose term continues beyond the Annual Meeting and who is not subject to re-election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities”.
Class I Directors

Steve P. Lawrence Chief Executive Officer

	Director Since: June 2023	Board Class: I	Age: 58

Other Public Company Directorships
•francesca’s: October 2016 - January 2019
Experience and Qualifications
•Academy Sports + Outdoors: Chief Executive Officer since June 2023; Executive Vice President and Chief Merchandising Officer (February 2019 - June 2023)
•francesca’s: President, Chief Executive Officer and served on the Board of Directors (October 2016 - January 2019)
•Stage Stores: Chief Merchandising Officer (May 2012 - September 2016)
•J.C. Penney: Various merchandising leadership roles (12 years)
•Foley’s/May Co.: Various merchandising roles (10 years)
•Bachelor of Business Administration in Finance: University of Notre Dame
Contributions to the Board
Mr. Lawrence has over 35 years of retail business and leadership experience, including six years at Academy in senior leadership roles, with expertise in strategic planning, retail buying, merchandising, planning & allocation (MP&A), private brand, marketing & advertising, and customer loyalty, which the Board values as we drive growth through new store openings, omnichannel expansion, connecting with our customers, increasing the productivity of existing stores and distribution centers, and building the best team in retail.

Key Skills

Digital/eCommerce
Marketing
Merchandising
Sourcing/Manufacturing
Strategic Planning

The Board selected Mr. Lawrence to serve as a director based on his board, executive leadership, and management experience related to the retail industry, which includes strategic planning, merchandising, sourcing/manufacturing, marketing, digital/eCommerce, customer loyalty, governance, accounting/finance, real estate & construction, supply chain/logistics skills.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	17

Brian T. Marley Independent Director

	Director Since: June 2020	Board Class: I	Age: 68

Committee Memberships
•Audit (Chair) since June 2020
Experience and Qualifications
•Academy Sports + Outdoors: Board of Managers of New Academy Holding Company, LLC (January 2018 - June 2020)
•Marley Associates LLC: Founder & Managing Partner (2014 - present)
•Kohlberg, Kravis, Roberts & Co.: Consumer and Retail Industry Advisor (January 2023 - present)
•Belk: Executive Vice President and Chief Financial Officer (2000 - 2013)
•Belk National Bank: Chairman (2000 - 2006)
•KPMG: Audit and assurance partner - Retail and Consumer Industry practice (20 years)
•Bachelor of Science in Business Administration: University of North Carolina at Chapel Hill
Contributions to the Board
Mr. Marley has over 20 years of retail experience with both public and privately held companies in the department store and other retail industries, as well as 20 years of experience in public accounting, including extensive executive leadership, financial/accounting, and business consulting experience, which the Board values as we drive growth through new store openings, omnichannel expansion, connecting with our customers, increasing the productivity of our assets, and managing our capital allocation.

Key Skills

Accounting/Finance
Corporate Governance
Customer Loyalty
Process Improvement
Strategic Planning

The Board selected Mr. Marley to serve as a director based on his executive leadership experience related to the retail industry, including extensive accounting/financial, strategic planning, process improvement, corporate governance, customer loyalty, risk management, and marketing skills.

18	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Tom M. Nealon Lead Independent Director (or “Lead Director”)

	Director Since: March 2021	Board Class: I	Age: 65

Board Leadership; Committee Memberships
•Lead Director since December 2021
•Audit since May 2023
•Compensation since March 2021
Other Public Company Directorships
•Southwest Airlines: December 2010 - November 2015 (Board of Directors)
•Fossil Group: April 2012 - May 2020 (Audit Committee)
Experience and Qualifications
•SAFFIRE Renewables: Chief Executive Officer (September 2022 - August 2025)
•Southwest Airlines: Senior Advisor (September 2021 - present), President (January 2017 - September 2021); Executive Vice President Strategy & Innovation (January 2016 - January 2017)
•J.C. Penney: Group Executive Vice President (August 2010 - December 2011)
•The Feld Group: Partner (6 years)
•Frito-Lay, a division of PepsiCo, Inc.: Senior positions and consulting roles (17 years)
•Bachelor of Science in Business Administration: Villanova University
•Master of Business: University of Dallas
Contributions to the Board
Mr. Nealon has over 20 years of executive management experience developed in the airline, retail and consumer packaged goods industries, including a robust background in retail, technology, eCommerce, marketing and customer service, which the Board values as we execute our omnichannel strategy, enhance our technology capabilities, and expand our substantial brand loyalty nationwide.

Key Skills

Corporate Governance
Cybersecurity & Data Privacy
Process Improvement
Strategic Planning
Technology

The Board selected Mr. Nealon to serve as a director based on his extensive board, executive leadership, management experience related to the retail and consumer industries, including strategic planning, technology, cybersecurity & data privacy, process improvement, corporate governance, digital/eCommerce, marketing, merchandising, accounting/finance, supply chain/logistics, and human resources/talent.

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Class II Directors

Wendy A. Beck Independent Director

	Director Since: December 2020	Board Class: II	Age: 61

Committee Memberships
•Nominating & Governance (Chair) since May 2021
•Audit since December 2020
Other Public Company Directorships
•Traeger: July 2021 - present (Audit Committee Chair and Nominating & Governance Committee)
•Hawaiian Holdings: July 2022 - September 2024 (Audit Committee)
•At Home: September 2014 - July 2021 (Audit Committee Chair)
•Bloomin’ Brands: February 2018 - April 2022 (Compensation Committee)
•SpartanNash: September 2010 - December 2013 (Audit Committee)
Experience and Qualifications
•Norwegian Cruise Line: Executive Vice President and Chief Financial Officer (2010 - 2018)
•Domino’s Pizza: Executive Vice President and Chief Financial Officer (2008 - 2010)
•Whataburger Restaurants: Senior Vice President, Chief Financial Officer and Treasurer (2004 - 2008); Vice President and Chief Accounting Officer (2001 - 2004)
•Checkers Drive-In Restaurants: Vice President, Chief Financial Officer, and Treasurer (2000 - 2001); various other roles (1993 - 2000)
•Bachelor of Science in Accounting: University of South Florida
•Certified Public Accountant
Contributions to the Board
Ms. Beck has over 25 years of leadership experience in both public and privately held companies in the hospitality, travel and leisure industries, including extensive executive leadership, management and financial experience, which the Board values as we drive growth through new store openings, omnichannel expansion, increasing the productivity of existing stores and distribution centers, optimizing our corporate governance, and managing our capital allocation. Ms. Beck serves as Chair of the Board’s Nominating & Governance Committee and as a member of the Board’s Audit Committee.

Key Skills

Accounting/Finance
Corporate Governance
Risk Management
Strategic Planning
Supply Chain/Logistics

The Board selected Ms. Beck to serve as a director based on her board, executive leadership and management experience related to the retail industry, which includes extensive accounting and financial skills, corporate governance, risk management, strategic planning, supply chain/logistics, talent management, and technology skills.

20	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Michael Dastugue Independent Director

	Director Since: December 2025	Board Class: II	Age: 61

Committee Memberships
•Audit since December 2025
Experience and Qualifications
•Hanesbrands: Chief Financial Officer (May 2021 - February 2023)
•Walmart US: Executive Vice President and Chief Financial Officer (June 2015 - March 2021)
•Sam’s Club: Executive Vice President and Chief Financial Officer (January 2013 - May 2015)
•J.C. Penney: Various leadership positions, including Executive Vice President and Chief Financial Officer (1991 - 2012)
•Arthur Andersen & Co: Public accountant (3 years)
•Bachelor of Business Administration with concentration in Accounting and Finance: Texas A&M University
•Master of Business Administration with a concentration in Finance: University of Texas
Contributions to the Board
Mr. Dastugue brings over 30 years of extensive public company financial leadership and audit‑relevant experience to the Board, contributing deep expertise in financial reporting, accounting oversight, capital allocation, enterprise risk management, and real estate, which the Board values as we execute our growth strategies through new store expansion. His background in senior executive roles at large consumer‑facing companies enhances the Board’s ability to oversee complex financial, operational, and regulatory matters.

Key Skills

Accounting/Finance
Digital/eCommerce
Real Estate & Construction
Risk Management
Strategic Planning

The Board selected Mr. Dastugue to serve as a director based on his extensive accounting/financial, real estate & construction, digital/eCommerce, risk management, and strategic planning experience, including his service in senior executive roles at large, complex publicly traded companies.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	21

Shannon Hennessy Independent Director

	Director Since: December 2025	Board Class: II	Age: 47

Experience and Qualifications
•Habit Burger & Grill: Chief Executive Officer (June 2023 - present); President (July 2022 - June 2023)
•KFC Global: Chief Financial Officer (February 2020 - August 2022)
•McKinsey & Company: Consultant with clients in consumer-facing industries, including retail, consumer goods, hospitality, and logistics (nearly 20 years)
•Bachelor of Science in Economics: The Wharton School
•Master of Business Administration: Northwestern University - Kellogg School of Management
Contributions to the Board
Ms. Hennessy has 25 years of experience across restaurant leadership and consulting, including retail operations, digital growth, financial planning, reporting, supply chain, logistics, talent, and strategic planning, and has led major digital transformations, supply chain modernization, global financial planning, and data‑and‑analytics initiatives, which the Board values as we drive growth through new store openings, omnichannel expansion, and increasing the productivity of existing stores.

Key Skills

Accounting/Finance
Digital/eCommerce
Real Estate & Construction
Store Operations
Strategic Planning
The Board selected Ms. Hennessy to serve as a director based on her extensive leadership experience across the restaurant, retail, consumer goods, hospitality, and logistics sectors, as well as her demonstrated expertise in accounting/finance, store operations, digital/eCommerce, real estate & construction, strategic planning, and large‑scale organizational leadership.

22	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Clay M. Johnson Independent Director

	Director Since: December 2025	Board Class: II	Age: 55

Other Public Company Directorships
•Sealed Air Corporation: May 2023 - May 2025 (Audit Committee)
Experience and Qualifications
•Yum! Brands: Chief Digital and Technology Officer (October 2019 - April 2024); Senior Advisor (April 2024 - April 2025)
•Walmart: Chief Information Officer and Executive Vice President, Global Business Services (January 2017 - October 2019)
•General Electric Power and General Electric Digital: Chief Information Officer, Senior Vice President and Corporate Officer (July 2014 - January 2017)
•Boeing, Dell, Nortel Networks, Fed Ex, and the U.S. Coast Guard: Various senior leadership positions
•Bachelor of Science in Computer Science and Engineering: University of Texas
•Master of Business Administration: University of Texas, Dallas
Contributions to the Board
Mr. Johnson brings over 25 years of experience in digital transformation, cybersecurity, strategic planning, and global operations, contributing significant expertise in technology, artificial intelligence, digital innovation, and process‑improvement disciplines—strengthened by leadership roles at major global retailers and technology‑driven organizations, which the Board values as we execute our omnichannel strategy, enhance our technology capabilities, and increase productivity from our assets.

Key Skills

Artificial Intelligence
Cybersecurity & Data Privacy
Digital/eCommerce
Process Improvement
Technology

The Board selected Mr. Johnson to serve as a director based on his extensive executive leadership experience and his deep expertise across technology‑driven disciplines, including artificial intelligence, cybersecurity & data privacy, digital/eCommerce, process‑improvement, and technology, as well as his significant experience within the retail industry.

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Theresa Palermo Independent Director

	Director Since: July 2022	Board Class: II	Age: 50

Committee Memberships
•Nominating & Governance since July 2022
Experience and Qualifications
•Magnolia: Chief Marketing Officer (July 2024 - present); Chief Growth Officer (February 2026 - present)
•Signet Jewelers: Senior Vice President, Connected Commerce and Marketing (October 2019 - July 2024)
•Neiman Marcus: Senior Vice President, Marketing (September 2017 - October 2019)
•Vera Bradley: Executive Vice President and Chief Marketing Officer (June 2015 - August 2017)
•Fossil Group, Collective Brands, The Timberland Company, Polaroid, and United Communications Group: Senior positions and roles (January 1997 - June 2015, collectively)
•Bachelor of Science in Marketing: Auburn University
•Master of Business Administration: Simmons University
Contributions to the Board
Ms. Palermo has over 20 years of marketing experience with retail companies in addition to retail digital and eCommerce experience focused on the omnichannel customer experience across all touch points, and a track record of driving sales and traffic for both vertical and national brands, which the Board values as we further enhance our targeted marketing efforts, grow our eCommerce business, and expand our store base.

Key Skills

Customer Loyalty
Digital/eCommerce
Marketing
Strategic Planning
Technology

The Board selected Ms. Palermo to serve as a director because of her executive leadership and management experience related to the retail industry, which includes customer loyalty, digital/eCommerce, marketing, strategic planning, and technology skills.

24	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

Monique Picou Independent Director

	Director Since: March 2024	Board Class: II	Age: 59

Committee Memberships
•Nominating & Governance since June 2025
Experience and Qualifications
•Alphabet: Global Executive - Vice President, Google Cloud Supply Chain and Operations since March 2023; Vice President, Google Product, Technology Strategy and Global Server Operations (February 2021 - April 2023)
•Sam’s Club: Senior Vice President, Sam's Club Chief Strategy and Supply Chain Officer (March 2020 - February 2021); Senior Vice President Supply Chain Flow (February 2019 - February 2020)
•Walmart: Vice President, Supply Chain (August 2018 - January 2019)
•Voyant Beauty: Chief Operating Officer (August 2017 - August 2018)
•Procter & Gamble: Senior leadership positions including Senior Vice President - Product Supply Global Health Care (December 2016 - August 2017)
•Bachelor of Science in Electrical Engineering: Southern University
•Master of Business Administration: Florida Institute of Technology
Contributions to the Board
Mrs. Picou has over 30 years of supply chain, logistics, strategic planning, operations, digital, technology, and engineering experience at large technology, retail and manufacturing companies, which the Board values as we leverage and scale our supply chain to enable industry-leading growth and drive growth through omnichannel expansion, increasing the productivity of existing distribution centers and technology, and building the best team in retail.

Key Skills

Process Improvement
Sourcing/Manufacturing
Store Operations
Strategic Planning
Supply Chain/Logistics

The Board selected Mrs. Picou because of her process improvement, sourcing/manufacturing, store operations, strategic planning, and supply chain/logistics, and engineering skills, and her experience at technology, retail, and manufacturing companies.

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Board Governance
Board Governance Highlights

Board Composition, Governance, and Oversight	10 of 12 directors are independent and all Board committee members are independent
Balanced Board composition of tenure, age, experience, skills, viewpoints, and backgrounds
Separation of Chairman of the Board and Chief Executive Officer roles; Strong Lead Independent Director
Director overboarding policy
Mandatory director retirement upon the later of (i) 75th birthday, or (ii) 15 years of service on the Board
Clawback policy
Stock ownership guidelines for directors and executive officers
Board oversight of corporate strategy, responsible leadership, and risk, including enterprise risk management program

Active and Engaged Board	Comprehensive and responsive year-round stockholder engagement
Annual Board review of our long-range strategic goals
Annual Compensation Committee review and approval of incentive structure, targets, and philosophy in alignment with the Company’s business strategy
Robust year-round director orientation and education program
Periodic director store and facility visits
Annual Board and committee self-evaluations, including individual director interviews
Annual evaluation of the Chief Executive Officer by independent directors
Executive sessions of independent directors
Management succession planning

Shareholder Rights	No active stockholder rights plan, also referred to as a “poison pill”
No dual class share structure
Each stockholder is entitled to one vote per share
Board declassification by 2028

26	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Board Oversight
The primary role of the Board is to direct and oversee the management of the business and affairs of the Company in a manner that it considers in the best interests of the Company and its stockholders, in accordance with applicable laws and the Nasdaq Stock Market LLC (“Nasdaq”) Listing Rules. The Board’s responsibility is one of oversight and, in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders. The Board selects our Chief Executive Officer and oversees our executive officers, who are charged by the Board with conducting the day-to-day operations of the Company. As part of its responsibility, the Board exercises direct oversight of strategic matters such as strategic planning, budgeting, capital planning, compensation, governance, succession planning, cybersecurity, information technology, artificial intelligence, risk management, compliance, and responsible leadership related matters. Throughout the year, the Board receives regular and, when necessary, interim updates from management on the Company’s strategy, operations, and risk profile, ensuring the Board remains well‑informed and able to provide effective challenge and guidance. This cadence reflects investor expectations for continuous and transparent Board oversight of management.
The Board maintains a robust and clearly defined oversight framework and provides active oversight of key areas that drive long‑term performance, including:
•Strategy and Financial Stewardship: oversight of strategic planning, budgeting, capital allocation, and long‑term value drivers, consistent with investor expectations for disciplined financial governance.
•Risk Management: comprehensive oversight of material board-level risks, including financial, operational, human capital, cybersecurity, and supply‑chain risks.
•Human Capital & Leadership: succession planning for senior leadership, Board refreshment, director skills assessments, and maintaining the requisite capabilities needed to oversee the Company’s evolving strategy.
•Technology & Cyber Oversight: including information security, cybersecurity resilience, and artificial intelligence governance, in line with emerging expectations that boards demonstrate fluency in technology and enterprise risk considerations.
•Governance, Compliance & Responsible Leadership: oversight of corporate governance policies, legal and regulatory compliance, stockholder engagement, and responsible leadership matters that may materially impact long‑term value.
To enhance accountability and independence, the Board has delegated certain responsibilities to its three standing committees—the Audit Committee, the Compensation Committee, and the Governance Committee—each composed entirely of independent directors. Each committee operates under a Board‑approved charter and conducts regular reviews of its responsibilities to continue alignment with evolving governance standards and investor expectations. Further details regarding these committees are provided under “Board Committees.”
Corporate Governance Guidelines
The Board’s commitment to good corporate governance is reflected in its Corporate Governance Guidelines, which describe the principles and practices that the Board and its committees are expected to follow in carrying out their responsibilities. The Corporate Governance Guidelines are reviewed periodically by the Governance Committee and updated to the extent deemed appropriate in light of emerging practices and to ensure compliance with applicable laws, regulations, governance documents, and Nasdaq Listing Rules, upon recommendation to and approval by the Board. Copies of the Corporate Governance Guidelines and other corporate governance information are available on our investor relations website at investors.academy.com.
Our Corporate Governance Guidelines address topics such as the role and responsibility of the Board, Board composition, structure and policies, Board meetings, committees of the Board, expectations of directors, management succession planning for the Chief Executive Officer and other executive officers, annual Board and committee evaluations, director compensation,

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	27
director independence and qualifications, nomination, and selection, Board refreshment and retirement age/term limits, selection and separation or combination of the Chairman of the Board and Chief Executive Officer, responsibilities of the Lead Director, director orientation and continuing education, director access to officers and team members, changes in directors’ principal occupation, outside directorships/overboarding, investor and other stakeholder communications with the Board and its non-management directors, and strategic planning and budgeting.
The Corporate Governance Guidelines limit the number of public company boards on which a director may serve (including our Board) to four and the number of public company audit committees on which an Audit Committee member may serve (including our Audit Committee) to three. Further, directors who also serve as executive officers (or in equivalent positions) should not serve on more than two public company boards (including our Board). All of our directors and director nominees currently comply with our director overboarding policy.
Director Independence
Under the Corporate Governance Guidelines and the independence standards of the SEC and the Nasdaq Listing Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us or our management which, in the opinion of the Board, would impair their independence.
The Corporate Governance Guidelines define independence in accordance with Nasdaq Listing Rules, and require the Board to review and determine the independence of all directors at least annually.
The Board has affirmatively determined that each of Wendy Beck, Michael Dastugue, Shannon Hennessy, Clay Johnson, Brian Marley, Tom Nealon, Theresa Palermo, Monique Picou, Beryl Raff, and Jeff Tweedy is “independent” under SEC rules, the Corporate Governance Guidelines and Nasdaq Listing Rules, including under the heightened independence standards applicable to audit and compensation committee members. In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires). The Board also determined that both Scott Boatwright and Chris Turner, former directors, were independent during the periods they served as directors.
Leadership Structure of the Board
We do not have a formal policy regarding the combination or separation of the Chairman of the Board and Chief Executive Officer positions. The Corporate Governance Guidelines provide the Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders at any given time.
The Board has reviewed its leadership structure and determined that it remains advisable and in the best interest of the Company to separate the roles of Chairman of the Board and the Chief Executive Officer. As such, Mr. Hicks serves as Chairman of the Board and Mr. Lawrence serves as the Chief Executive Officer of the Company. As Chief Executive Officer, Mr. Lawrence is responsible for developing and overseeing the implementation of our business strategy as well as leading and managing the day-to-day operations of the Company. In connection with a planned transition process, Mr. Hicks transitioned from Executive Chairman of the Board to non-employee Chairman of the Board, effective on June 1, 2024.
In addition, the Board continues to believe that strong, independent Board leadership and oversight are a critical aspect of effective corporate governance. The Corporate Governance Guidelines provide that a lead independent director (or “Lead Director” or “Lead Independent Director”) may be appointed whenever the Board is chaired by a director who does not otherwise qualify as an “independent director.” As a result, because Mr. Hicks is not independent due to his prior service as an officer of the Company, Tom Nealon, was appointed as our Lead Director in December 2021, continues to serve in this role.

28	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
The position of Lead Director has a clear mandate, significant authority and well-defined responsibilities as set forth in the Corporate Governance Guidelines. These responsibilities and authority include, among others:
•presiding at meetings of the Board at which the Chairman of the Board is not present, including at executive sessions of the independent directors;
•collaborating with the Chairman of the Board regarding the information sent to the Board;
•collaborating with the Chairman of the Board regarding the agendas and schedules for the meetings of the Board;
•assisting in scheduling Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of agenda items;
•serving as liaison between the Chairman of the Board and the independent directors and/or with management, as appropriate;
•working with the Board and its committees to oversee the Company’s engagement with stockholders, proxy advisory firms, and other interested parties, reviewing stockholder inquiries, and making recommendations to the Board regarding responding to those inquiries, and being available for consultation and communication with major stockholders, upon request;
•calling meetings/executive sessions of the independent directors, as appropriate;
•collaborating with the Chairman of the Board in determining the need for special meetings of the Board; and
•recommending to the Board, in consultation with the applicable committee chairs, the retention of consultants and advisors who directly report to the Board, including independent legal, financial or compensation advisors.
We believe that the current Board leadership structure provides appropriate governance and risk oversight. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Executive Sessions
To promote free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session without members of management present from time to time. In accordance with the Nasdaq Listing Rules, if the non-management directors include any non-independent directors, the independent directors also meet separately in executive session, that excludes management and non-independent directors, at least twice each year (or more frequently as circumstances warrant). The Lead Director presides at the executive sessions of both non-management and independent directors. In 2025, the independent directors met in executive session at least twice, without management or non-independent directors present.

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Board Committees
The Board has established an Audit Committee, a Compensation Committee and a Governance Committee, each of which is entirely comprised of independent directors. These committees are each described below. The Governance Committee is responsible for identifying Board members qualified to serve on each committee and recommending that the Board appoint members to each committee. Each committee reports regularly to the Board summarizing the committee’s actions, any significant issues considered by the committee, and recommends Board approval of certain actions, when necessary.
Each of the Board’s committees acts under a written charter, which was approved and adopted by the Board and describes the responsibilities of the committee. Copies of the Audit Committee, Compensation Committee, and Governance Committee charters are available on our investor relations website at investors.academy.com.
The following table shows the current memberships of each of the Board’s committees as of the date of this Proxy Statement.

	Audit Committee	Compensation Committee	Nominating and Governance Committee

Ken Hicks
Steven Lawrence
Wendy Beck(I)*
Michael Dastugue(I)*
Shannon Hennessy(I)
Clay Johnson(I)
Brian Marley(I)*
Tom Nealon(I)* LD
Theresa Palermo(I)
Monique Picou(I)
Beryl Raff(I)
Jeff Tweedy(I)

Committee Chair	Committee Member	(I) Independent Director	* SEC Audit Committee Financial Expert	LD Lead Director

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Audit Committee	Members: •Brian Marley (Chair) •Wendy Beck •Michael Dastugue •Tom Nealon
Independence: The Board has determined that each member of the Audit Committee is “independent,” as required by Rule 10A-3 under the Exchange Act, and the Nasdaq Listing Rules applicable to directors and audit committee members, and meets the “financial sophistication” requirement within the meaning of the Nasdaq Listing Rules, and has also determined that Messrs. Dastugue, Marley, and Nealon and Ms. Beck each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K under the Securities Act.

Number of meetings in fiscal 2025: 5

Under the Audit Committee’s charter, which is reviewed by the Audit Committee annually, the oversight responsibilities of the Audit Committee involve the following (among others):
•overseeing our consolidated financial statements and the audits thereof, earnings press releases, and earnings guidance;
•engaging our independent registered public accounting firm and reviewing and approving or confirming its compensation, qualifications, performance, and independence;
•overseeing our accounting, financial reporting, and disclosure processes, practices and controls, and the quality and integrity thereof;
•overseeing our systems of internal controls regarding financial reporting and the adequacy and soundness thereof;
•overseeing our internal audit function and its performance;
•overseeing our enterprise risk management and periodically reviewing and discussing with management and our independent registered public accounting firm our major enterprise risk exposure;
•overseeing our information technology and cybersecurity programs and periodically reviewing, evaluating, and discussing the adequacy of our information technology security program, compliance, and controls with our Chief Information Officer;
•reviewing our legal, compliance, ethics and whistleblower programs and related matters;
•pre-approving, eligible audit and non-audit services to be performed by the independent registered public accounting firm;
•reviewing with management, and as applicable, our independent registered public accounting firm, disclosure controls and procedures over responsible leadership, related person transactions and overseeing other related person transactions under the accounting rules; and
•reviewing and approving the Report of the Audit Committee for inclusion in the Proxy Statement. For more information, see “Report of the Audit Committee.”
Along with the Board, the Audit Committee receives regular reports from management to help ensure its effective and efficient oversight and to assist in its proper risk management and ongoing evaluation of management controls. Through its regular meetings with management, including the accounting, finance, legal, internal audit, risk management, business continuity, and information technology functions and discussions, as appropriate, with our independent registered public accounting firm and internal auditors, the Audit Committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors. Our internal auditors report functionally and administratively to our Chief Financial Officer and directly to the Audit Committee.

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Compensation Committee	Members: •Beryl Raff (Chair) •Tom Nealon •Jeff Tweedy
Independence: The Board has determined that each member of the Compensation Committee is “independent” as required under the Nasdaq Listing Rules applicable to directors and members of a compensation committee and also qualifies as a “non-employee” director for purposes of Section 16 of the Exchange Act.

Number of meetings in fiscal 2025: 4

Under the Compensation Committee’s charter, which is reviewed by the Compensation Committee annually, the oversight responsibilities of the Compensation Committee involve the following (among others):
•overseeing, reviewing, and approving the overall compensation philosophy of the Company;
•reviewing and recommending corporate goals and performance objectives of the Chief Executive Officer and approving corporate goals and performance objectives of other executive officers, relevant to their compensation;
•reviewing and evaluating the performance of Chief Executive Officer;
•reviewing and recommending compensation of directors and the Chief Executive Officer and approving compensation of other executive officers;
•reviewing and recommending policies and practices concerning executive officer compensation programs, benefit plans, perquisites, and expense accounts;
•overseeing the Company’s strategies and policies related to human capital management (and working with the Lead Director and the Board’s other committees concerning matters overseen by such other committees), including with respect to responsible leadership related matters such as talent development, retention and workplace environment and culture;
•administering or overseeing incentive compensation, stock incentive and stock purchase plans, including determining grants of equity awards under the stock-based plans;
•undertaking annual review and risk assessment of compensation policies and practices;
•overseeing executive officer succession planning;
•reviewing and/or recommending any employment contracts or transactions involving directors or executive officers and any related compensation arrangements;
•assessing and monitoring the independence of its compensation consultant and legal counsel;
•assessing results of the Company’s most recent stockholder advisory votes on the Company’s named executive officers compensation;
•pre-approving services to be provided to the Company by its compensation consultant;
•reviewing and discussing with management the Company’s engagement efforts with stockholders on the subject of executive officer compensation;
•reviewing, approving, and monitoring compliance with stock ownership guidelines for directors and executive officers and overseeing the administration of the Company’s clawback policy; and
•reviewing and approving the Compensation and Discussion Analysis and the Compensation Committee Report for inclusion in the Proxy Statement. For more information, see “Compensation and Discussion Analysis” and “Compensation Committee Report".
Along with the Board, the Compensation Committee receives regular reports from management to help ensure its effective and efficient oversight and to assist in its proper risk management and ongoing evaluation of compensation programs. Through its regular meetings with management, including the human resources, compensation, and legal functions and discussions, as appropriate, with its independent compensation consultant, the Compensation Committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors.

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Nominating and Governance Committee	Members: •Wendy Beck (Chair) •Theresa Palermo •Monique Picou •Jeff Tweedy	Independence: The Board has determined that each member of the Governance Committee is “independent” as required under the Nasdaq Listing Rules applicable to directors.

Number of meetings in fiscal 2025: 4

Under the Governance Committee’s charter, which is reviewed by the Governance Committee annually, the oversight responsibilities of the Governance Committee involve the following (among others):
•developing the Company’s corporate governance practices, policies, and documents and overseeing the related risks;
•reviewing and monitoring the composition, size, structure, functioning, and performance of the Board and its committees;
•establishing criteria for the selection of candidates and nominees for appointment or election as directors to serve on the Board and its committees;
•identifying and recommending individuals believed to be qualified as director candidates or nominees, including recommendations as to whether current directors should stand for re-election, and the class of directors in which the candidate or nominee should serve;
•evaluating director candidates recommended by stockholders on a substantially similar basis as it considers other nominees;
•recommending directors to serve on the Board’s committees;
•reviewing the independence and possible conflicts of interest of directors;
•recommending an independent director to serve as Lead Director;
•providing oversight and making recommendations for the Company’s responsible leadership strategy and efforts, including the Company’s progress and public reporting on such initiatives, the long-and short-term impacts to the Company’s business of responsible leadership issues and trends, and political contributions;
•periodically assessing directors’ time commitments, and as needed reviewing/approving directorships at other for-profit organizations offered to directors and executive officers;
•working with the Lead Director to oversee communications with stockholders, proxy advisory firms and other interested parties concerning governance and other related matters and reviewing stockholder proposals and making recommendations to address them (and work with other committees with respect to matters overseen by them);
•overseeing evaluations of the Board and its committees; and
•overseeing director engagement, education, and orientation activities.
Along with the Board, the Governance Committee receives regular reports from management to help ensure its effective and efficient oversight and to assist in its proper risk management and ongoing evaluation of governance practices and policies. Through its regular meetings with management, including the legal, responsible leadership, and investor relations functions and discussions, as appropriate, with its legal counsel, the Governance Committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors.

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Board and Committee Meetings and Attendance
All directors are expected to attend all meetings of the Board, meetings of the committees of which they are members, and the Annual Meeting of Stockholders. During 2025, the Board held five meetings, the Audit Committee held five meetings, the Compensation Committee held four meetings, and the Governance Committee held four meetings. In addition, the Board, the Audit Committee, the Compensation Committee, and the Governance Committee acted by unanimous written consent several times during 2025. In 2025, all of our incumbent directors attended at least 75% of the meetings of the Board of Directors and its committees during the time in which he or she served as a member of the Board or such committee. In addition, all ten of our then-serving directors attended the 2025 Annual Meeting of Stockholders.
Board and Committee Evaluations
In order to assess the functioning and effectiveness of the Board and its committees, the Corporate Governance Guidelines and the charters of each of the Board’s committees require the Board and each committee to conduct a formal performance evaluation annually, generally during the first regularly scheduled meetings of the Board or such committee in the fiscal year. This annual evaluation process is overseen by the Governance Committee in coordination with the Lead Director and the chairs of each committee, and requires that the Board and its committees review and evaluate their respective performance against the requirements of the Corporate Governance Guidelines and the appropriate committee charters, respectively.
To encourage directors to be candid in their evaluations, evaluation results are aggregated and presented without attribution, covering the following topics (among others):
•Board/committee responsibilities and accountability (including with respect to strategy, operating performance, corporate governance, risk management, succession planning, senior management development, responsible leadership, and corporate culture);
•Board/committee composition and structure (including the mix of director experience, skills, qualifications, viewpoints, and backgrounds);
•Board/committee meeting mechanics and conduct;
•Board/committee meeting information, materials and use of technology;
•Board/committee members’ conduct and culture;
•Board/committee engagement, orientation, and continuing education;
•Board/committee interaction/communication with management; and
•Overall performance/effectiveness of the Board/committee and its members.
In addition to the written evaluation, our Lead Director also conducts one-on-one interviews with each of the directors, and the chair of each committee shares the evaluation report with committee members and solicits additional feedback. These interviews address similar topics, with the one-on-one setting permitting more detailed feedback on Board and/or committee operations and individual director performance/contributions, as well as providing opportunities for mentoring newer directors. The results of the evaluations and feedback from these interviews are typically discussed in executive session with the full Board and by each committee.
Outside of these formal annual performance evaluations, our directors share their perspectives, feedback, and suggestions, year-round, both during and outside of Board and committee meetings.

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Director Nomination Process
The Governance Committee is responsible for recommending director nominees to the Board for annual election by the stockholders. The Board seeks to promote refreshment of its directors, while also balancing the need for institutional knowledge and stability that comes from longer-term service on the Board. As part of the Board’s ongoing refreshment efforts, the Corporate Governance Guidelines prohibit a director from being nominated for re-election at any annual meeting following the later of their 75th birthday or after they achieve 15 years of service on the Board. As of the date of this Proxy Statement, the Board has not waived or made any exceptions to this prohibition. Current members of the Board whose class term is expiring are considered for nomination for re-election unless they have notified the Board that they do not wish to stand for re-election. Nevertheless, the Board believes that directors should not expect to be re-nominated at the end of their term. In determining whether to recommend a current director for re-election, the Governance Committee considers the director’s qualifications, other directorship commitments, participation in and contributions to the activities of the Board, the results of the annual Board evaluation, and past meeting attendance.
The Governance Committee may also consider director candidates identified by other sources, including current and former members of the Board, members of management, external recruiters, search firms, and stockholders. From time to time, the Governance Committee may retain a third-party search firm to assist in the identification of possible Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.
The Board will consider director candidates recommended by stockholders on a substantially similar basis as it considers other nominees. Any such recommendation should be submitted to the Corporate Secretary in writing at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449 and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary.
In addition, all recommendations for nomination received by our Corporate Secretary that satisfy the Bylaws’ requirements relating to director nominations under the Bylaws’ advance notice provision will be presented to the Board for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in the Bylaws. These requirements are also described in this Proxy Statement under “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”
Director Qualification Criteria
The Board is responsible for considering the long-term make-up of the Board and monitoring the mix of specific experience, skills, qualifications, and attributes of its directors so that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure. The Governance Committee is responsible for identifying director candidates, evaluating the qualifications of director candidates, and selecting and recommending director candidates to the full Board for initial appointment to the Board and/or nomination for annual election by our stockholders. When considering whether our current directors (including the director nominees) have the experience, skills, qualifications, or attributes, needed by the Board, the Board and the Governance Committee focus on each person’s background, primarily as reflected in the information discussed in each director’s individual biography set forth above. The Board and the Governance Committee believe that our current directors (including the director nominees) provide an appropriate mix of experience, skills, qualifications, attributes and perspectives necessary for the Board, as a whole, to perform its oversight function in light of our business and structure.

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The Governance Committee evaluates all candidates based on the same criteria, which is established by the Governance Committee and approved by the Board. The Governance Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate will bring to the entire Board, and the personality or fit of the candidate with the existing members of the Board and management. As required by its charter and the Corporate Governance Guidelines, the Governance Committee seeks directors who are independent, have executive officer, consumer retail, and public board experience, and demonstrate strong character, mature judgment, an understanding of Academy’s business and industry, deep business acumen, independence of thought, and collegiality. In addition, the Governance Committee considers all other factors it considers appropriate, which may include the candidate’s personal familiarity with Academy, individual perspectives, backgrounds, and experiences, existing commitments/responsibilities to other businesses/associations, potential conflicts of interest, legal considerations, corporate governance background, career experience, relevant technical skills, governmental acumen, financial sophistication, and executive compensation experience, as well as the size, composition, combined expertise, and needs of the Board. The Board assesses the criteria for director candidates and nominees in connection with its annual evaluation of the Board and its committees.
The Board recognizes the importance of selecting directors from various backgrounds and professions and ultimately makes all director selections based on merit. The Board recognizes the value in cultivating a board composition that reflects a broad range of perspectives and experiences, as this leads to more robust decision-making and improved board performance. The Corporate Governance Guidelines provide that, as part of the search process for each new non-employee director, the Governance Committee endeavors to include a broad pool of highly qualified candidates, seeking representation from a range of backgrounds, perspectives, and experiences to foster robust board decision-making. The Board assesses the effectiveness of these efforts in connection with its annual evaluation of the Board and its committees.
Director Orientation, Engagement, and Continuing Education
The Governance Committee oversees director orientation, ongoing director engagement, and the Board’s year-round continuing education programs, which include both internal activities and access to external programming. We have a structured director orientation program for new directors during their first year on the Board to accelerate their onboarding. This program includes information sessions with directors and senior management and visits to our stores and other facilities. Our director engagement and continuing education programs include in-depth meetings with management and our outside advisors, covering topics such as Board fiduciary responsibilities, artificial intelligence, macroeconomic trends, legislative/regulatory developments, previews of new or updated product lines, retail media/networks, product sustainability, cybersecurity and data privacy, the responsible sale of firearms, retail theft/shrink, and visits to Company and competitor stores and our distribution facilities to expand their insight into retail business operations and activities. We provide all directors with membership in the National Association of Corporate Directors and relevant educational presentations and board-related periodicals.
Management Succession
The Board is responsible for the development and retention of senior leadership and for maintaining appropriate succession plans for our Chief Executive Officer and other executive officers. Both the Board and the Compensation Committee are regularly engaged in succession planning, with the Compensation Committee primarily overseeing the development and implementation of succession plans for senior leadership positions. This process includes regular review and discussion of senior leadership performance and development, as well as management’s evaluation and recommendations for senior leadership succession, including both long-term succession plans and emergency succession plans. The Board also regularly reviews succession plans for senior management and for the Chief Executive Officer. To assist the Board, our Chief Executive Officer annually provides his assessment of senior leaders and their potential to succeed at key senior management positions. The Board also meets potential leaders at multiple levels across the organization through formal presentations, informal events, one-on-one meetings, and visits to store and other facilities throughout the year.

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Stockholder Engagement
Our Board and management value and rely upon our stockholders’ perspectives. Understanding the topics that are important to our stockholders is critical to enable us to consider their feedback in a meaningful way.
Throughout the year, our Chief Executive Officer, Chief Financial Officer, and investor relations team engage with our top institutional stockholders quarterly regarding the Company’s performance, outlook, and strategic initiatives. In addition, during the proxy season, we and our third-party proxy solicitor may engage with our stockholders regarding the stockholder proposals presented in our proxy statement.
In 2024, we established a cross-functional stockholder engagement team, which included the Chair of the Governance Committee, our Chief Legal Officer, and members of our investor relations, legal, and compensation teams, to conduct additional stockholder engagement outside of our regular quarterly engagement and our traditional proxy season, which we refer to as our off-season stockholder engagement program. The objective of our off-season stockholder engagement program is to establish and maintain annual stockholder engagement (typically during the fall of each year) with our top stockholders to gather their feedback and perspectives regarding our corporate governance, executive compensation, and other responsible leadership practices, and to identify opportunities for potential improvement. Going forward, we expect to conduct our off-season stockholder engagement each year in the fall, in addition to our regular engagement efforts throughout the year with our stockholders about the Company’s performance, outlook, strategic initiatives, and proxy proposals.

Spring •File annual report and proxy statement •Engage with stockholders to address questions related to the proxy statement •Host annual meeting of stockholders	Summer •Review annual stockholder meeting vote results and feedback •Analyze governance trends & potential areas for improvement

Winter •Prepare any changes to Company practices driven by stockholder feedback •Prepare annual report and proxy statement disclosures with enhancements based on stockholder feedback	Fall •Conduct pro-active off-season stockholder engagement •Share stockholder feedback and discuss with the Governance Committee and the Board

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2025 Stockholder Engagement
In the fall 2025, we invited 30 of our top institutional stockholders, who represented approximately 80% of our outstanding shares as of September 29, 2025, to engage with us during our off-season stockholder engagement program. Five of the invited stockholders accepted, and our stockholder engagement team and the Chair of our Governance Committee held meetings with them to discuss and gather their feedback on topics such as board composition, structure, and oversight, board and corporate governance, executive compensation, and responsible leadership.

30	# of top stockholders invited to engage during the off-season

~80%	% of outstanding shares held by top invited stockholders (as of Sept. 29, 2025)

5	engagement meetings held with top invited stockholders

2025 Stockholder Engagement Topics
Board Composition, Structure and Oversight	Board & Corporate Governance
Executive Compensation	Responsible Leadership
Actions Taken by the Company based on 2025 Stockholder Engagement Feedback
Following the 2025 off-season stockholder engagement meetings, management reported to and discussed the feedback received from stockholders regarding board composition, structure and oversight, board and corporate governance, and responsible leadership with the Governance Committee, and discussed feedback regarding executive compensation with the Compensation Committee. Management also shared and discussed this feedback with the Board.
Responsible Leadership
Purpose Statement
At Academy, responsible leadership and integrity are values that are fundamental to the way we conduct our business. We believe that practicing responsible leadership strengthens the accountability and performance of the Board and executive management team, supports the long-term interests of our stockholders and other stakeholders (including our team members, our customers, and their communities), and furthers the achievement of Our Vision to be the best sports + outdoors retailer in the country. We engage in responsible leadership by relying on our Responsible Leadership Pillars: Empowering our Team Members, Operating with Integrity, and Supporting Our Communities. This approach guides operations at all levels, including our strategies, investments, internal and external engagement, and reporting.
Empowering Our Team Members: At Academy, it’s our Mission to provide fun for all – which includes anyone and everyone who wants to enjoy sports and outdoors activities. We strive to create safer and stronger workplaces for our Team Members, and shopping experiences and communities for our customers, and to create a sense of belonging for all those that engage with Academy. This includes:
•Welcoming Stores
•Talent Management
•Benefits
•Team Member Engagement
•Training & Job Opportunities
•Workplace Health & Safety
Operating with Integrity: Responsible leadership and integrity are important values at Academy that guide the operations of our Company and instill trust among our customers, Team Members, communities, and other stakeholders. This includes:
•Corporate Governance
•Stockholder Engagement
•Ethics & Compliance, including Vendor Management
•Firearm Responsibility
•Product Quality & Safety
•Data Security & Privacy

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Supporting Our Communities: We’re committed to keeping the outdoors fun for generations to come. That’s why we take a thoughtful approach to our community impact — so you can feel good about gearing up for the great outdoors. This includes:
•Charitable Donations
•Community Giving Events
•Non-profit Partnerships
•Local Job Creation
•Climate & Carbon Footprint
•Sustainable Products & Packaging
•Construction Efficiency, Recycling & Waste Management
•Environmental Conservation
Responsible leadership oversight is performed by the Board and its committees. The Governance Committee is primarily responsible for monitoring our responsible leadership strategy and initiatives. This includes management’s review of, and reporting on, the Company's progress to the Board on a periodic basis and public reports related to such strategy and initiatives and the potential long-and short-term impacts to the Company’s business of responsible leadership issues and trends. Additionally, the Governance Committee shares the feedback and perspectives of our stakeholders and makes recommendations to the Board, its other committees, and our executive leadership regarding our responsible leadership strategy. The Governance Committee manages its oversight of our responsible leadership strategy by having regular discussions with management and receiving quarterly updates on our responsible leadership initiatives and progress during committee meetings. The Governance Committee is also responsible for overseeing responsible leadership matters related to Board and corporate governance, investor relations, and political contributions. The Compensation Committee oversees responsible leadership matters related to our team members, including belonging, compensation, benefits, and wellness, engagement and training/talent development, and succession planning. The Audit Committee oversees responsible leadership matters related to compliance (including ethics, whistleblower hotline, firearms, and safety), cybersecurity, data privacy, and enterprise risk management. The Board oversees responsible leadership as part of its oversight of our business and strategy. Each committee provides an update to the Board on matters discussed and actions taken or recommended in its meeting held, including with respect to responsible leadership matters. Each year, the Board receives a report on our responsible leadership initiatives and progress, including a discussion of our responsible leadership reporting and communications.
At the management level, senior leaders comprise a cross-functional team that drives our responsible leadership efforts. The responsible leadership team focuses on identifying key responsible leadership matters that are important to our business and stakeholders, developing initiatives that advance our responsible leadership efforts, and reporting and communicating our responsible leadership progress. The responsible leadership team works with the major functions of the Company, including executive management, merchandising, global sourcing, supply and logistics, community relations, communications, human resources, legal and compliance, safety, information technology, store and distribution center operations, facilities management, and internal audit to align our efforts with responsible leadership trends and the views of our stakeholders and to report and communicate our progress using leading industry frameworks and standards.
Our responsible leadership efforts primarily relate to keeping our customers active and connected with experiences, investing in our team members, providing quality and safe products, workplaces and retail experience, supporting and giving to our communities, enhancing our governance practices, strengthening our compliance programs, augmenting our cybersecurity and data privacy programs, and being thoughtful about our environmental impact. We periodically review and consider enhancements to the scope of our responsible leadership efforts as they evolve.
On a periodic basis, we may issue updates describing our responsible leadership initiatives and progress. In May 2025, we launched our Responsible Leadership 2024 Tear Sheets (the “2024 Tear Sheets”). The 2024 Tear Sheets seek to provide transparent and quantitative disclosures, reporting informed by the Sustainability Accounting Standards Board (“SASB”) standard and in reference to the Global Reporting Initiative (“GRI”) standard, including disclosures of certain standard metrics intended to improve the accessibility of information regarding our progress. The 2024 Tear Sheets (which includes data for 2024 and 2023) are currently available on our investor relations website at investors.academy.com. Later this spring, we expect to publish the Responsible Leadership 2025 Tear Sheets, which will also be available on our investor relations website at investors.academy.com. The distribution of information about our responsible leadership efforts should not be construed as a characterization of the materiality or financial impact of the information with respect to us or for purposes of any of our SEC filings.

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Board Oversight of Risk Management
Management is responsible for the day-to-day management of risk, while the Board is primarily responsible for risk management oversight and delegates oversight of certain risk management matters to its committees. The Board oversees our long-range strategic and financial planning and execution, annual budget and capital plans, stockholder return principles, and financing risks. The Audit Committee oversees the administration of our enterprise risk management (“ERM”) program and risk management of financial exposures, statements, controls, systems and reporting; regulatory and compliance, including ethics, anti-corruption, firearms, safety, and whistleblower programs; information technology, including artificial intelligence, cybersecurity and data privacy; internal audit and related matters; shrink; and related-party transactions. The Compensation Committee oversees risk management of our compensation policies and practices; talent recruitment, management, and retention; succession planning; and non-employee director compensation. The Governance Committee oversees risk management of our corporate governance; Board composition, structure, and oversight; director succession planning; responsible leadership strategy; and political contributions. Each committee submits reports and recommendations to the Board regarding risk-related matters.
The Board and its committees receive regular reports from management and/or independent third-party advisors regarding specific risks and trends to help ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board and its committees discuss selected risks in greater detail throughout the year with management and in executive sessions of the Board and/or the independent directors.
The ERM program evaluates both risks that can have a catastrophic effect on Academy and risks that can impede Academy’s ability to execute its long-range plan and strategic objectives. Risks facing the Company include macroeconomic, global trade, supply chain, legal, regulatory and compliance, operational, information technology (including infrastructure, data, artificial intelligence, cybersecurity, and data privacy), climate, labor, business continuity, competitive, financial, safety, reputational, and other business risk exposures. For more information on the risks that affect our business, please see “Part I, Item 1A. Risk Factors” of the Annual Report.
Leaders from our Risk Management and Internal Audit functions (the “ERM Team”) administer our ERM program, which is designed to identify, assess and manage our top enterprise risks. Responsibility for managing each of the top exposures driving our enterprise risks is assigned to one or more members of management, who we refer to as “risk owners.” The ERM Team’s responsibility is to regularly identify our top enterprise risks (including emerging risks); assess the likelihood of their occurrence, the significance of their potential impact, and the effectiveness of our existing strategies to mitigate such risk; and develop plans with risk owners to monitor, manage and mitigate these risks. The ERM Team holds regular risk discussions with enterprise risk owners and senior management, which inform the development, updating, and mitigation of the top enterprise risks. In addition, the ERM Team holds regular meetings to discuss key risks and their mitigation.
The Company also maintains an Enterprise Risk Management Committee (or “ERM Committee”), composed of senior leaders from certain principal functional areas of the Company and charged with appropriately identifying short-term (within twelve months) and long-term (beyond twelve months) key risks the Company faces in a timely manner. The ERM Committee meets monthly to discuss and address the Company’s enterprise risk profile and any new or emerging risks with our ERM Team and risk owners. The Company’s enterprise risks are assessed and ranked annually by the ERM Committee through leadership interviews, surveys, and calibrations based on risk management reviews conducted by the ERM Team.
In its oversight of our ERM program, the Audit Committee reviews the Company’s processes governing management’s assessment and management of the Company’s exposure to risk, including the implementation of strategies management takes to monitor and control such exposures. The Audit Committee stays apprised of significant actual and potential risks in part through their review of quarterly reports of the Company’s top enterprise risks prepared and presented by management, including the Chief Legal Officer and the heads of Risk Management and/or Internal Audit.

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The Audit Committee has primary responsibility for overseeing risks related to cybersecurity, although the full Board retains ultimate oversight over these risks. Cybersecurity is a standing agenda item of the Audit Committee’s regular quarterly meetings, where the Audit Committee reviews and discusses cybersecurity risks along with the Company’s cybersecurity programs and strategy with management. The Audit Committee receives reports and presentations from our Chief Information Officer and our Chief Legal Officer at its quarterly meetings on a range of topics, including our cybersecurity and data privacy programs and processes, our information systems, risk identification and mitigation strategies, the evolving cybersecurity threat landscape, regulatory developments, board education, and notable incidents or threats affecting the Company. From time to time between quarterly meetings, our Chief Information Officer and Chief Legal Officer or other members of management may hold additional cybersecurity-related discussions with the Audit Committee. The Audit Committee regularly reports on its cybersecurity program oversight to the Board. In addition, our Internal Audit team performs audits on various aspects of cybersecurity and reports the results of these audits in its quarterly reports to the Audit Committee. For more information on our cybersecurity risk management, strategy and governance, see “Part I, Item 1C. Cybersecurity” of the Annual Report.
The Audit Committee also has primary responsibility for overseeing risks related to compliance with regulations, policies, and our Ethics and Code of Conduct Policy, and Vendor Code of Conduct, including risks and concerns relating to ethics, gifts & entertainment, conflicts of interest, fraud, corruption, violations, theft, misuse of assets, discrimination, harassment, retaliation, and safety, although the full Board also exercises oversight over these risks. On a quarterly basis or more frequently as needed, the Audit Committee and/or full Board receive detailed reports on these risks and on concerns reported through the Company’s whistleblower hotline from our Chief Legal Officer (who is our chief compliance officer).
We believe that the leadership structure of the Board, along with the allocation of risk management responsibilities described above, provides appropriate risk oversight of our activities.
Code of Ethics
We maintain a written code of ethics (our “Ethics and Code of Conduct Policy”) that applies to our directors, officers and team members, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. The Ethics and Code of Conduct Policy covers the following topics, among others: respectful work & shopping environments, belonging, safety and health, discrimination and harassment, vendor expectations, bribes and improper payments, conflicts of interest, insider trading, antitrust and competition, political activity and contributions, and reporting ethical concerns.
Our Ethics and Code of Conduct Policy is a “code of ethics,” as defined in Item 406(b) of Regulation S-K under the Securities Act, and can be viewed on our investor relations website at investors.academy.com. We intend to make any legally required disclosure regarding amendments to, or waivers of, provisions of our Ethics and Code of Conduct Policy on our investor relations website at investors.academy.com.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	41
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers (including our executive officers), and team members, or by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Among other things, our Insider Trading Policy specifies our open quarterly window periods during which our directors, executive officers, and certain team members are permitted to trade, subject to receiving pre-clearance from our Legal Department prior to engaging in transactions involving the Company’s securities. In addition, under the Insider Trading Policy, directors, officers, and team members are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in the Company’s securities. Our Insider Trading Policy also prohibits our directors, officers and team members from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan. Our Insider Trading Policy also prohibits our directors, officers, and team members from hedging and pledging the Company’s securities, as described in more detail in the section titled “Compensation Discussion and Analysis - Prohibition on Hedging and Pledging of Company Stock” below. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Annual Report.
Communications with the Board
As described in the Corporate Governance Guidelines, anyone, including stockholders and any other interested parties, who would like to communicate with, or otherwise make his or her concerns known directly to the Chairman of the Board or the chairperson of the Audit, Governance, and/or Compensation Committees, any then-serving Lead Director or, if there is no Lead Director, the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the attention of our Corporate Secretary at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449, who will forward such communications to the appropriate party, except that the Corporate Secretary reserves the right not to forward advertisements or solicitations, obscene or offensive items, communications unrelated to the Company’s affairs, business or governance, or otherwise inappropriate materials.
Compensation of Directors
Under the Company’s Non-Employee Director Compensation Policy, a copy of which is filed as Exhibit 10.47 to the Annual Report (the “Non-Employee Director Compensation Policy”), non-employee directors receive the following compensation (note: references to non-employee directors mean our directors who are not currently employed by the Company).
•an annual cash retainer of $100,000, which is payable each fiscal quarter in arrears in installments of $25,000.
•each non-employee director serving in the following positions on the Board will receive the following additional annual cash retainers, each of which is also payable each fiscal quarter in arrears in installments:
◦Chairman of the Board: $75,000;
◦Lead (Independent) Director: $45,000;
◦Audit Committee Chair: $35,000;
◦Compensation Committee Chair: $30,000; and
◦Nominating and Governance Committee Chair: $25,000.
A non-employee director who commences or terminates service during a fiscal quarter will receive a pro-rated retainer based on the number of calendar days of service provided in the fiscal quarter.
•an annual grant of Restricted Stock Units, or “RSUs,” valued at $170,000 (or, for the Chairman of the Board an annualized grant value totaling $295,000) to be granted on the first business day of the Company’s first open trading window following our annual meeting of stockholders and which is converted into the number of RSUs to be granted based on the prior 30 calendar day average closing price of our common stock as of the grant date. These RSUs vest 100% on the

42	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
earliest of (i) the first anniversary of the date of grant or, if earlier, the date which is the business day immediately preceding the date of the next Annual Meeting of Stockholders, (ii) the director’s termination due to death or Disability (as defined in the Company’s 2020 Omnibus Incentive Plan as amended and restated (the “2020 Omnibus Incentive Plan”), a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on June 1, 2023), or (iii) a Change of Control (as defined in the 2020 Omnibus Incentive Plan).
If a non-employee director is appointed to the Board after the first business day following an Annual Meeting of Stockholders but more than 60 days prior to the next Annual Meeting of Stockholders, such non-employee director will be granted a pro-rated portion of the above-described annual RSU grant. Such grant value will be determined based on the number of calendar days remaining before (a) the next annual meeting of stockholders, if scheduled, or (b) the date of the first anniversary of the last annual meeting of stockholders, if the next annual meeting of stockholders is not scheduled, divided by (x) the number of calendar days between the last and next scheduled annual meeting of stockholders, or (y) 365, if either the last or the next annual meeting of stockholders date does not exist and ending on the vesting date for such prorated grant (which vesting date will be the same vesting date on which the corresponding annual grant that was made to the other non-employee directors will vest). A non-employee director appointed within 60 days of the next annual meeting of stockholders will not receive any such pro-rated equity grant.
Our directors will also be reimbursed for reasonable out-of-pocket travel and lodging expenses associated with attendance at Board or committee meetings. Additionally, all directors are eligible to receive a discount of 20% on most of our merchandise, which is the same discount we offer to all our team members.
The following table contains information concerning the compensation of our non-employee directors in 2025; specifically, Mses. Beck, Hennessy, Palermo, Picou, Raff, and Messrs. Hicks, Boatwright, Dastugue, Johnson, Marley, Nealon, Turner and Tweedy. Mr. Lawrence, our Chief Executive Officer, does not receive any additional compensation for his services as a director, and his compensation is disclosed in the Compensation Discussion and Analysis and related executive compensation tables.
Director Compensation Table for 2025

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Wendy Beck	123,310	169,988	293,298
Scott Boatwright(4)	25,549	169,988	195,537
Michael Dastugue(6)	17,033	86,626	103,659
Shannon Hennessy(6)	17,033	86,626	103,659
Ken Hicks	175,000	294,971	469,971
Clay Johnson(6)	17,033	86,626	103,659
Brian Marley	133,310	169,988	303,298
Tom Nealon	143,310	169,988	313,298
Theresa Palermo	100,000	169,988	269,988
Monique Picou	100,000	169,988	269,988
Beryl Raff	128,310	169,988	298,298
Chris Turner(5)	62,088	169,988	232,076
Jeff Tweedy	100,000	169,988	269,988
1.Amounts reflect the aggregate amount of cash retainers earned during 2025. The amounts for Ms. Hennessy and Messrs. Boatwright, Dastugue, Johnson, and Turner reflect a prorated amount since their service as a director was for a partial fiscal year.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	43
2.Amounts reflect the full grant-date fair value of RSUs granted during 2025 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See Notes 2, Summary of Significant Accounting Policies, and 8, Share-Based Compensation to our consolidated financial statements included in the Annual Report for the assumptions used in calculating these values.
3.Amounts reflect RSUs granted in 2025 under the 2020 Omnibus Incentive Plan. Grants under the 2020 Omnibus Incentive Plan contain the vesting terms described above under the Board compensation program.
4.Mr. Boatwright resigned from the Board, effective May 5, 2025.
5.Mr. Turner resigned from the Board, effective September 16, 2025.
6.Ms. Hennessy and Messrs. Dastugue and Johnson joined the Board effective December 1, 2025.
As of January 31, 2026, each of the above-named individuals held the following number of RSUs:

Name	Number of RSUs Outstanding
Wendy Beck	3,932
Scott Boatwright(1)	0
Michael Dastugue(3)	1,825
Shannon Hennessy(3)	1,825
Ken Hicks	6,823
Clay Johnson(3)	1,825
Brian Marley	3,932
Tom Nealon	3,932
Theresa Palermo	3,932
Monique Picou	3,932
Beryl Raff	3,932
Chris Turner(2)	0
Jeff Tweedy	3,932
1.Mr. Boatwright resigned from the Board, effective May 5, 2025, and forfeited his unvested RSUs at such date.
2.Mr. Turner resigned from the Board, effective September 16, 2025, and forfeited his unvested RSUs at such date.
3.Ms. Hennessy and Messrs. Dastugue and Johnson joined the Board effective December 1, 2025.and received pro-rata equity awards.

The Compensation Committee reviews and assesses non-employee director pay levels annually. This process involves a review of competitive market data, including an assessment of the Non-Employee Director Compensation Policy against the director compensation programs of companies in our executive compensation peer group and updates on recent trends in director compensation. In June 2025, the Compensation Committee and its compensation consultant, Frederic W. Cook & Co, Inc. (“FW Cook”), conducted a thorough analysis of the non-employee directors' compensation, and following this review the Compensation Committee recommended and the Board approved an increase in the annual equity award fair market value from $160,000 to $170,000, as well as an increase in the annual cash retainer amounts for each of the Committee Chair positions as well as the Lead Director in the amount of $5,000 each, effective in June of 2025.
The Board has adopted Stock Ownership Guidelines applicable to the non-employee directors, the Chief Executive Officer, and the other covered executives (see “Stock Ownership Guidelines” for more information). For non-employee directors, their requirement is to hold stock valued at 3.0x (three times) the value of their base annual cash retainer, not inclusive of any additional fees. The Stock Ownership Guidelines allow covered directors up to five years from the date each first becomes a director to comply with the Stock Ownership Guidelines. The following holdings are counted as eligible securities under the Stock Ownership Guidelines:
•shares of common stock owned outright by the individual, or jointly with or separately by the individual’s spouse;
•shares of common stock held in trust for the benefit of the individual;

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•shares of common stock held in the Company’s 401(k) Plan (if offered);
•performance-based restricted stock and restricted stock units that have met the performance criteria but have not yet satisfied time-based vesting and/or settled (for clarity, unearned performance-based equity awards are not counted for these purposes); and
•time-based restricted stock and restricted stock units.
Covered directors who do not achieve the required levels of ownership within the prescribed amount of time will be required to retain 100% of any Company equity acquired (net of taxes) until the next compliance date on which their ownership of eligible securities meets applicable required guidelines. Each of our non-employee directors is either in compliance with the Stock Ownership Guidelines or within the prescribed time period for complying with the Stock Ownership Guidelines.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	45

PROPOSAL TWO

Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2026.
Although ratification is not required by the Bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the appointment, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Further, if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.
The shares represented by your proxy will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP unless you specify otherwise.

BOARD RECOMMENDATION The Board recommends that you vote “FOR” the ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026.

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Audit and Non-Audit Fees
The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, for the audit of our financial statements for 2025 and 2024 and for fees billed for other services rendered by affiliates of Deloitte & Touche LLP during those periods.

	2025	2024
Audit fees(1)	$2,201,760	$2,105,303
Audit-related fees(2)	$—	$30,570
Tax fees(3)	$537,265	$792,844
All other fees(4)	$4,103	$4,103
Total	$2,743,128	$2,932,820
1.Audit fees include fees associated with the audit of the Company’s annual consolidated financial statements, the audit of the Company’s internal control over financial reporting, the review of the Company’s quarterly consolidated financial statements, services related to other regulatory filings, and statutory audits.
2.Audit-related fees consist principally of assurance and related services performed in connection with registration statements filed with the SEC but are not reported under Audit Fees.
3.Includes the aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.
4.All other fees relate to accounting research tool subscriptions.
Audit Committee Pre-Approval Policy
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for, and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee, prior to such engagement, pre-approves independent public accounting firm services within each category and the fees of each category are budgeted. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval or for services in excess of the originally pre-approved amount. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. If pre-approval is required between Audit Committee meetings, the Chair of the Audit Committee may pre-approve the services, provided that notice of such pre-approval is given to the other members of the Audit Committee and presented to the Audit Committee at its next regularly scheduled meeting for approval by the full Audit Committee.

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Report of the Audit Committee
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “Board Governance - Board Committees - Audit Committee.” Under the Audit Committee’s charter, management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report.
Submitted by the Audit Committee of the Company’s Board of Directors:
Audit Committee
•Brian Marley, Chair
•Wendy Beck
•Michael Dastugue
•Tom Nealon

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PROPOSAL THREE

Non-Binding Advisory Vote, of the Fiscal 2025 Compensation Paid to the Company’s Named Executive Officers
Pursuant to Section 14A of the Exchange Act, our stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the Securities Act in the Compensation Discussion and Analysis and related compensation tables and narrative discussion included in this Proxy Statement. While the results of this “say-on-pay” vote are non-binding and advisory in nature, the Compensation Committee intends to carefully consider the results of this vote.
The text of the resolution in respect of Proposal Three is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers in fiscal 2025, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders should review the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis and related compensation tables and narrative discussion on pages 49 to 71.
In accordance with our policy of holding annual “say-on-pay” advisory votes, the next “say-on-pay” advisory vote following the Annual Meeting is expected to occur at our 2027 Annual Meeting of Stockholders.

BOARD RECOMMENDATION The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the fiscal 2025 compensation paid to the Company’s named executive officers.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program, including how the Compensation Committee (referred to as the “Committee” in this section) assessed performance and made compensation decisions for the fiscal year ended January 31, 2026 (also referred to in this section as 2025).
Named Executive Officers
Our Named Executive Officers (or “NEOs”) for 2025, which include all individuals who served as our executive officers during 2025, are:

Name	Title
Steve Lawrence	Chief Executive Officer (“CEO”)
Sam Johnson	President
Carl Ford	Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”)
Matt McCabe	EVP and Chief Merchandising Officer (“CMO”)

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2025 Business Results Summary
Despite a dynamic and highly competitive retail environment, Academy delivered meaningful progress in 2025. We returned to topline revenue growth for the first time in three years, advanced key strategic priorities, and strengthened our operational foundation. At the same time, we continued to invest in long‑term growth. We opened 24 new stores, while returning significant value, $234 million, to stockholders. However, our overall financial results fell short of our ambitious goals. As a result, the payouts under our annual bonus plan came in at 75.7% of target. Below are certain performance highlights for the year.

ADJUSTED (“ADJ.”) EBIT MARGIN %*

9.0% 10.1% in 2024

NET SALES

$6.05B +2.0% vs. 2024

RETURN ON INVESTED CAPITAL*

19.8% 23.0% in 2024

DILUTED EPS

$5.54 $5.73 in 2024

GROSS MARGIN %

34.8% 33.9% in 2024

NET INCOME %

6.2% 7.1% in 2024

STOCKHOLDER RETURNS

$234M Returned $234 million to stockholders, which consisted of shares repurchases totaling $199 million and $35 million in dividend payments

ECOMMERCE

11.7% eCommerce penetration was 11.7% of net sales (10.5% in 2024)

* Adj. EBIT Margin % and Return On Invested Capital (or ROIC) are non-GAAP financial measures. See “Annex A - Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this Proxy Statement, including this Compensation Discussion & Analysis, to their most directly comparable GAAP financial measures.

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2025 Compensation Highlights
Base Salary
•In March 2025, in consultation with FW Cook, the Committee undertook a review of the total annual compensation opportunities for our NEOs. As a result of the review, the Committee approved increases to the base salaries of each of Messrs. Lawrence, Johnson, Ford, and McCabe by 3.3%, 3.0%, 4.8%, and 4.8%, respectively, to provide each NEO with a market-competitive package designed to reward strong performance and retain their services for the Company’s long-term growth.
Annual Cash Incentives
•In 2025, we achieved the following financial annual incentive metrics results:
◦94.0% of target Company Adjusted EBIT (“Adj. EBIT”), and
◦95.2% of target Company net sales.
•The NEOs earned 75.7% of their total annual target bonus opportunity under the 2025 Executive Team Bonus Plan (“Executive Bonus Plan”), based on these results and achievement of individual performance strategic initiative goals.
Long-Term Equity Incentives
•The Committee approved annual long-term equity incentive awards in March 2025 for the NEOs with the total target grant value allocated across a mix of 50% performance-based and 50% time-based Restricted Stock Units (“RSUs”). The same performance metrics as used in fiscal 2024 were applied to the fiscal 2025 grants measured cumulatively and vesting after three fiscal years (fiscal 2026 to 2028):
◦Adjusted Pre-Tax Net Income weighted approximately 75% of the equity award, and
◦Return On Investment Capital (“ROIC”) weighted approximately 25% of the equity award.
Say on Pay (“SOP”) Vote Results
At our 2025 Annual Meeting of Stockholders, over 98% of votes cast were in support of the SOP proposal related to our executive compensation program for 2024. The Committee values stockholder input and considered the results of this vote. Given the strong level of support, the Committee did not make any changes to the compensation program as a result of this vote.

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What We Do/What We Don’t Do
We have implemented a number of compensation best practices in our program design.

What We Do
✓	Committee comprised solely of independent non-employee directors.
✓	Committee conducts annual review and approval of our compensation strategy and performs an annual compensation risk assessment.
✓
Majority of compensation for our executive officers is “at risk” based on the Company’s performance, in the form of both short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders.

✓	Executive officers generally participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.
✓	RSUs granted to executive officers vest over multi-year periods. In addition, a meaningful portion of RSUs granted to our executive officers are subject to performance-based vesting requirements.
✓	Maintain stock ownership requirements for our NEOs.
✓	Apply a Company financial performance threshold gate for annual bonus payouts – the Company must achieve 80% of the Adj. EBIT target for participants to receive any annual bonus payout.
✓	Maintain a clawback policy covering our key compensation programs, including performance-based cash and all equity awards.

What We Don’t Do
x	We do not offer defined benefit pension arrangements or non-qualified deferred compensation plans or arrangements to our executive officers.
x	We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments.
x	We will not reprice Options without stockholder approval.
x	Our executive officers are prohibited from hedging our securities, pledging our securities as collateral for loans, or holding our securities in margins accounts.
x	We do not apply single-trigger vesting to equity awards upon a change of control.
x	We do not pay dividends or dividend equivalents on any equity awards.

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2025 Executive Compensation Program Details
Executive Compensation Objectives and Philosophy
The goal of our executive officer compensation program is to create long-term value for our stockholders, reward our executive officers for superior financial and operating performance, and support retention in a competitive market environment. We believe the most effective way to achieve these objectives is to design an executive officer compensation program that drives the achievement of annual, long-term and strategic goals and that aligns executive officers’ interests with those of our stockholders. The following are the core elements of our executive officer compensation philosophy:

Market Competitive
• Attract & Retain High Caliber Talent
Performance-Based
• Pay for Performance Culture
• At-Risk: Short- & Long-Term Goals
Core Elements of Our Executive Officer Compensation Philosophy
Stockholder Aligned
• In the Short-Term & Over the Long-Term
• Drive Significant Growth
• Long-Term Value Creation

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Elements of 2025 NEO Compensation Program
There are three key elements of our executive officer compensation program:

Component	Purpose	Overview
Base salary	Compensate for services rendered each year	Based on position, experience, job responsibilities, market, internal pay equity, and individual performance
Annual cash incentive bonus	Encourage achievement of our corporate annual performance objectives Reward those individuals who significantly and positively impact our corporate results	Company performance (weighted 90%) -Adj. EBIT (weighted 45%) -Net Sales (weighted 45%) Individual performance (weighted 10%)
Long-term equity incentives	Align executive officer and stockholder interests by creating a link between executive compensation and our long-term performance
Performance-based RSUs (approximately 50% of the target annual equity incentive award) with a three-year cliff vesting schedule
 - 75% earned-based on achievement of three-year cumulative Adjusted Pre-Tax Income
 - 25% earned-based on achievement of three-year cumulative ROIC
Time-based RSUs (approximately 50% of the target annual equity incentive award) that vest ratably over three years

The charts below illustrate that the majority of each NEO’s annual total target compensation(1) for 2025 was performance-based and at-risk based on the Company’s performance:

CEO Pay Mix
Other NEO Pay Mix (Average)

■ Base Salary	■ Annual Incentives	■ Performance RSUs
■ Time RSUs	■ Short-Term Compensation	■ Long-Term Compensation

1.	Reflects fiscal year-end annual base salary, year-end annual target bonus, and target grant value of all equity awards granted in the year (assuming target performance for performance-based RSUs).

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Base Salary
The base salaries of our NEOs are set based on position, experience, market, job responsibilities, individual performance, and internal pay equity. Adjustments to salary levels are considered annually as part of our performance review process, typically in the first quarter, but can also be made throughout the year, including in connection with a promotion or other change in job responsibilities.
The following table summarizes the base salaries of the NEOs as in effect on the last day of fiscal 2024 and 2025. The actual salary amounts earned by the NEOs for 2025 are reported in the Summary Compensation Table. Each NEO received a base salary increase as part of their performance review and to improve market competitiveness.

Name	Year-End 2024 Base Salary ($)	Year-End 2025 Base Salary ($)	Percentage Change (%)

Steve Lawrence	1,050,000	1,085,000	3.3
Sam Johnson	840,000	865,000	3.0
Carl Ford	525,000	550,000	4.8
Matt McCabe	525,000	550,000	4.8
2025 Executive Team Bonus Plan
Bonus Plan Design
We seek to tie a significant portion of NEO compensation to performance. To accomplish this objective, we provide our NEOs the opportunity to earn annual cash bonuses tied to the achievement of both Company (weighted 90%) and individual (weighted 10%) performance metrics. Each NEO may earn from 0% to 200% of their target bonus opportunity. Any earned bonus payments are generally subject to the NEO’s continued employment through the payment date, which typically occurs in April following the end of the applicable fiscal year.
Target Opportunities
Target bonus opportunities are expressed as a percentage of each NEO’s annual base salary. For fiscal 2025, each NEO’s target bonus opportunity remained unchanged from the end of fiscal 2024: 175% for Mr. Lawrence, 140% for Mr. Johnson, and 120% for each of Messrs. Ford, and McCabe.
Performance Metrics
During first quarter 2025, the Committee finalized and approved the performance metrics for the Executive Bonus Plan. In setting the goals described below, the Committee established what it believed were stretch goals that would incentivize and reward exceptional employee performance without any guarantee that we would meet or exceed such metrics in the prevailing business environment.
For NEOs to be eligible to receive any payout under the Executive Bonus Plan, the Company must achieve a minimum Adj. EBIT result of at least 80% of the Adj. EBIT target set and approved by the Committee. If this threshold is not met, no bonuses will be paid under the Executive Bonus Plan.
The Company performance metrics represent 90% of each NEO’s total annual bonus opportunity under the Executive Bonus Plan. For 2025, the Committee approved Adj. EBIT (45%) and Net Sales (45%) as the two Company performance metrics. Adj. EBIT reflects the profitability of the Company inclusive of depreciation and amortization impacts. Net Sales reflect the primary means of growth for the Company. For both metrics, the Committee set performance targets above prior‑year results to reinforce a pay‑for‑performance philosophy and ensure continued progress against our strategic objectives.

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For the Company performance metrics, we use linear interpolation to determine the payout percentage where the level of achievement falls between minimum and target or target and maximum levels of achievement.
The individual performance metric represents the remaining 10% of each NEO’s annual bonus opportunity. The individual performance metric goals consisted of key merchandising, marketing, leadership, financial, and operational objectives that support our Company’s long-range strategies to achieve our vision to be the best sports and outdoors retailer in the country with a focus on both results achieved and the NEO’s demonstration of our values – Customer focus and service, Excellence in all we do, Responsible leadership, Initiative with urgency, Students of the business, Integrity always, and Positive impact on our communities. In March 2025, Mr. Lawrence, in his role as CEO, recommended individual performance goals for the NEOs other than himself to the Committee for its approval. The Committee set Mr. Lawrence’s individual performance goals.
Achievement of Performance Goals
2025 Executive Bonus Plan Company Performance Results
The following table summarizes the 2025 Executive Bonus Plan Company performance results:

Company Performance (weighted 90%)			Level of Achievement
	Metrics		Threshold	Target	Maximum	Achievement

	Adj. EBIT* (45%)	Goal (in millions)	$537.63	$632.50	$727.38	$594.74
		Goal as % of Target (%)	85.0	100.0	115.0	94.0
		Payout as % of Target (%)	50.0	100.0	200.0	80.1
	Net Sales (45%)	Goal (in billions)	$5.91	$6.36	$6.67	$6.05
		Goal as % of Target (%)	93.0	100.0	105.0	95.2
		Payout as % of Target (%)	50.0	100.0	200.0	66.0
*Adj. EBIT is a non-GAAP financial measure. See “Annex A - Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures. In calculating the Company’s 2025 Adj. EBIT for Executive Bonus Plan purposes, the Committee further adjusted the results to exclude private brand tariff expenses that exceeded planned tariff costs for the year. The Committee determined that this adjustment was appropriate in light of unanticipated and extraordinary macroeconomic effects of the tariffs during the year. This adjustment did not cause the Adj. EBIT results to move from below‑threshold to above‑threshold performance.

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2025 Executive Bonus Plan Individual Performance Results
Following the completion of the fiscal year, Mr. Lawrence evaluated each NEO’s, other than his own, individual performance achievement based on his holistic assessment of the extent to which each NEO’s individual contributions exceeded or fell short of their individual goals for the year, each NEO’s contribution to our overall Company performance, and their individual impact on advancing the Company’s strategic growth plan, while taking into account the NEO’s demonstration and role in modeling our values. Mr. Lawrence then recommended such performance assessments to the Committee for their final approval. The Committee determined Mr. Lawrence’s performance achievement independently. In determining Mr. Lawrence’s individual achievement, the Committee took a holistic view that considered the Company’s many strategic and operational advancements as well as its below target financial performance. The following table summarizes select 2025 results taken into account in determining individual performance results for the NEOs.

Name & Position	2025 Individual Performance Attainment	2025 Individual Performance Results

Steve Lawrence CEO	Achieved target
•Under his leadership, the Company:
◦Delivered top line sales growth of 2% and a 90bp gross margin increase over prior year.
◦Aggressively mitigated much of the Company’s substantial unplanned expense due to regulatory changes.
◦Successfully oversaw the opening of 24 stores, a 50% increase in new locations to prior year, which in aggregate generated $143 million in additional 2025 sales for the Company.
◦Oversaw a 13.6% increase in Academy.com sales year-over-year and grew net sales penetration by 120bp, driven largely by a focus on site experience.
◦Returned $234 million to stockholders through share repurchases and dividends, inclusive of raising the quarterly dividend to $0.13 cents or up ~18% versus prior year.
◦Launched Jordan Brand in 145 locations and expanded key categories out to all locations.
◦Fell short of expectations for top line profit which was materially impacted by significant unplanned regulatory changes.

Sam Johnson President	Achieved target
•Successfully oversaw the opening of 24 stores, a 50% increase in new locations to prior year, which in aggregate generated $143 million in additional 2025 sales for the Company.
•Increased our overall customer service scores by 210bp versus prior year.
•Reduced supply chain expense 9% to prior year and 7% to plan, while improving overall productivity by 2%.

Carl Ford EVP and CFO	Achieved target
•Aggressively mitigated much of the Company’s substantial unplanned expense due to regulatory changes.
•Returned $234 million to stockholders through share repurchases and dividends, inclusive of raising the quarterly dividend to $0.13 cents or up ~18% versus prior year.
•Delivered capital expense spend 14% below plan.

Matt McCabe EVP and CMO	Achieved target
•Delivered top line sales growth of 2% and a 90bp gross margin increase over prior year.
•Aggressively mitigated much of the Company’s substantial unplanned expense due to regulatory changes.
•Launched Jordan Brand in 145 locations and expanded key categories out to all locations.
•Improved inventory in-stocks ~500bp to prior year.

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2025 Bonuses Earned
The following table summarizes the 2025 bonuses earned under the 2025 Executive Bonus Plan based on actual performance, as compared to the target opportunity, for each of our NEOs:

Name	2025 Base Salary ($)	Target Bonus (%)	Target Bonus Amount ($)	% of Target Bonus Earned for Achievement of Company Performance Metrics (%)	% of Target Bonus Earned for Achievement of Individual Performance Metric (%)	Overall Achievement Factor of Target Bonus (%)(1)	Final Bonus Payment ($)(2)

Steve Lawrence	1,085,000	175	1,898,750	65.7	10.0	75.7	1,438,155
Sam Johnson	865,000	140	1,211,000	65.7	10.0	75.7	917,238
Carl Ford	550,000	120	660,000	65.7	10.0	75.7	499,899
Matt McCabe	550,000	120	660,000	65.7	10.0	75.7	499,899
1.Overall Achievement Factor of Target Bonus is the sum of the % of Target Bonus Earned for Achievement of Company Performance Metrics plus % of Target Bonus Earned for Achievement of Individual Performance Metric. The percentages were rounded to the nearest tenth of a percent in the “2025 Bonuses Earned” table for presentation purposes.
2.Bonus payments under the Bonus Plan were calculated by multiplying the NEO’s “2025 Base Salary ($)” at year end by their “Target Bonus (%)”, which was then adjusted by an overall achievement factor of target bonus based on the combined weighted achievement of the Company and individual performance metrics.

Long-Term Equity Incentive Compensation
2025 Equity Incentive Awards
The Committee grants equity incentive awards to our NEOs annually as part of the overall compensation package. The Committee may also grant equity awards to address special situations that may arise from time to time. The use of long-term equity incentives creates a link between executive compensation and our long-term performance and growth, thereby creating alignment between executive officer and stockholder interests. The Committee considers market data and compensation peer practices, as well as the Company’s compensation strategy and place in the business cycle, to determine the appropriate mix of awards for participants.
For 2025, the Committee, in consultation with Committee’s executive compensation consultant, FW Cook, and after a review of market practices, determined the equity program design, which generally remained the same as in 2024:
•50% of the target grant value is in performance-based RSUs that may be earned at 0% to 200% of target based on achievement of two performance metrics, Adjusted Pre-Tax Net Income (weighted approximately 75%) and ROIC (weighted approximately 25%), each measured and cliff vesting after a 3-year cumulative performance period covering fiscal 2025 to fiscal 2027. These metrics were selected by the Committee because of their alignment to our long-range strategic plans and long-term stockholder interests.
If the metric achievement is 115% or more of the target metric goal, then 200% of the RSUs granted for the metric will be earned. If the metric achievement is 85% of the target metric goal, then 50% of the granted RSUs will be earned. If the metric achievement is between 115% and 85%, then we use linear interpolation to determine the number of RSUs earned. RSUs earned are rounded down to the nearest whole unit. No RSUs are earned for performance below 85% of the target metric.
•50% of the target grant value is in time-based RSUs that vest ratably over three years subject to continued service.

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This mix of equity awards, metrics, and terms were selected by the Committee to align an appropriate level of performance-based variable pay with incentive opportunities, while being market competitive and in alignment with stockholder interests.
On March 25, 2025, the Company granted the following performance-based and time-based RSUs to our NEOs.

NEO	Target # of Performance-Based RSUs	$ Value of Performance Based RSUs(1)	# of Time-Based RSUs	$ Value of Time-Based RSUs(1)

Steve Lawrence	69,958	3,499,999	69,958	3,499,999
Sam Johnson	29,982	1,499,999	29,982	1,499,999
Carl Ford	9,994	500,000	9,994	500,000
Matt McCabe	9,994	500,000	9,994	500,000
1.The amounts reported in these columns represent the grant date fair value of the time-based RSUs, and performance-based RSUs granted to each of the NEOs in 2025, computed in accordance with FASB Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in Note 8, Share-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K. The grant date fair value of the performance-based RSUs is based upon the probable outcome of the performance conditions at the date of grant and assumes the “target” level of performance is achieved.
Achievement for 2022 and 2023 Performance-based RSUs
2022 Performance-based RSUs
In fiscal 2022, the NEOs were awarded performance-based RSUs with the following metrics:
•A one-year (fiscal 2022) Adjusted EBIT $ goal, and
•If the Adjusted EBIT goal was not fully achieved, any remaining portion of the award could still be earned if, at the end of the four‑year vesting period, which ended on January 30, 2026, the Committee determined the Company’s 20 trading-day average stock price was at or above $52.40.
In fiscal 2022, the Company achieved $889M or 98.7% of the 2022 Adjusted EBIT $ goal of $900M. Based on the 98.7% of target achievement, 93.7% of the 2022 performance-based RSUs were earned and vested per the award agreement. Approximately 6.3% of the RSUs were not earned and were eligible to be earned based on the stock price metric. As of January 30, 2026, the Committee determined the Company’s 20 trading-day average stock price was $56.09, exceeding the target price of $52.40, thus the remaining outstanding unvested 2022 performance-based RSUs were earned.
2023 Performance-based RSUs
In fiscal 2023, each of the NEOs were awarded performance-based RSUs with the following metrics, each metric measured over a cumulative three fiscal year period ended January 31, 2026:
•Adjusted Pre-Tax Income (weighted at 75%), and
•ROIC (weighted at 25%).
For the 2023 performance-based RSUs, the Company achieved:
•62.8% of the Adjusted Pre-Tax Income goal, and
•78.6% of the ROIC goal.

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Since the achievement for both metrics fell below the threshold of 85% of goal, the Committee determined that no RSUs were earned, and the 2023 performance-based RSUs were forfeited. While disappointing, this outcome reflects our pay‑for‑performance philosophy—executives receive no value when performance does not meet minimum expectations.
Looking Ahead - Changes Impacting the 2026 Executive Team Bonus and 2026 Annual Equity Incentive Awards
In early 2026, following a comprehensive review of our short- and long‑term incentive plans in consultation with FW Cook, the Committee adjusted both programs for our NEOs. The Committee updated the Company’s incentive plans to drive the achievement of key financial and strategic objectives and address increased volatility and anticipated uncertainty expected in the coming years. The changes are intended to provide goals that remain challenging yet achievable, appropriately reward performance, discourage excessive risk‑taking, and maintain strong alignment between executive and stockholder interests. The adjustments were as follows:
•2026 Executive Team Bonus
◦Replaced the 10% individual performance metric with a 20% strategic initiative team metric (reducing both the Adj. EBIT and Net Sales weights to 40% each). This change reflects the Company’s increased emphasis on advancing key strategic initiatives that support our long‑term strategy and long‑range business objectives. These initiatives represent critical, enterprise‑level priorities that may not be fully captured or rewarded through the financial performance portion of the annual bonus. By shifting to a team‑based strategic initiative metric with a higher weighting, the 2026 Executive Team Bonus Plan more effectively incentivizes collaboration, aligns rewards with progress on high‑impact priorities, and helps to ensure meaningful recognition of efforts that drive long‑term value creation.
◦Adjusted the payout range for the Adj. EBIT performance metric for a threshold payout of 25% of target if Adj. EBIT achievement is 80% while increasing the performance level required to achieve a 200% payout from 115% to 120% of target.
•2026 Performance-based RSUs
◦Added Adjusted Free Cash Flow as a new metric, weighted at 25% of the award. To accommodate this addition, the weighting of Adjusted Pre‑Tax Income was reduced from 75% to 50%. These changes were made to better align the incentive plan with our long‑range financial priorities, particularly the importance of driving strong and sustainable cash flow generation.
◦The three‑year cumulative target for the Adjusted Pre-Tax Income, Adjusted Free Cash Flow and ROIC metrics is built from a fixed goal established for the first year of the performance period. The goals for the second and third fiscal year of the performance period are then set as a defined percentage increase over the prior year’s actual results for the same metric, all set at the time of grant. This structure ensures that performance expectations remain both rigorous and responsive to actual business results, while maintaining a clear, formula‑based approach to setting multi‑year performance goals.
◦Adjusted the payout range for a threshold payout of 25% of the target RSUs granted if performance results achieve 80% of targeted performance goals while increasing the performance level required to achieve a 200% payout from 115% to 120% of the targeted performance goals.

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Other Compensation
General Benefits
Our NEOs are eligible to participate in the Company’s general benefit plans on the same terms as other team members. These plans include medical, dental and vision benefits, short-term disability, long-term disability, an Employee Stock Purchase Plan, a 401(k) Plan, and a 20% employee discount on most merchandise purchased in the Company’s stores or through our website.
Perquisites and Other Benefits
The perquisites and other personal benefits described below are provided to the NEOs to eliminate potential distractions from performing their regular job duties and to promote productivity, health and well-being. We believe the cost of these programs is counterbalanced by an increase in productivity by the NEOs receiving access to them. All of the perquisites and personal benefits described below have been approved by the Committee.
In order to maintain competitiveness in the market as well as to maintain continuity of leadership by encouraging physical and financial well-being, the Committee, in partnership with FW Cook, reviewed market data which included our executive compensation peer group and approved reimbursement for annual executive physicals up to $3,500. The Committee also approved providing each NEO with up to $12,000 in reimbursements for annual financial planning services. No tax gross-ups are provided on either of these benefits.
The Company partners with various athletic organizations for business purposes and these organizations may provide tickets to their events as part of our partnerships with them. The Company prioritizes the use of these tickets for business purposes and then secondarily makes them available to team members, including the NEOs, for personal use. Additionally, our team members, including certain of our NEOs, were eligible to receive preferred airline status as part of certain business travel purchases by the Company. There is no incremental cost to the Company for providing these event tickets or preferred airline status and therefore no amount is included in the Summary Compensation Table with respect to these benefits.
How We Set Compensation
Role of the Committee
The Committee is comprised solely of independent non-employee directors. The Committee’s primary responsibilities are to determine the compensation of our CEO and other executive officers, evaluate our CEO’s performance, and administer our executive officer compensation and benefit programs. The Committee’s charter is described earlier in this Proxy Statement and available in the corporate governance section of our investor relations website at investors.academy.com.
When selecting and setting the amount of each compensation element, the Committee generally considers the following factors:
•our performance against the financial and operational objectives established by the Committee;
•each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executive officers at the companies in our compensation peer group;
•the scope of each executive officer’s role compared to other similarly situated executive officers at the companies in our compensation peer group;
•the performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, ability to lead their business unit or function, and work as part of a team, all in furtherance of our core values;
•internal pay equity among our executive officers, including the NEOs (other than our CEO);
•our performance relative to our compensation peer group; and
•the compensation practices of our compensation peer group and how each executive officer’s target compensation compares to a ranking of similar positions in our compensation peer group.

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In determining the amount of long-term equity incentive compensation for our executive officers as part of its annual compensation review, the Committee also considers the accounting impact of the proposed awards on our earnings and the proportion of our total shares outstanding used for annual employee long-term equity incentive compensation awards, or burn rate, in relation to the median proportions of the companies in retail sector benchmarks.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable. The Committee retains significant authority to adjust the compensation levels of our executive officers based on the foregoing, as well as other factors that it may deem appropriate to achieve our overall compensation goals.
Role of Executive Compensation Team
In discharging its responsibilities, the Committee works with members of our executive compensation team (i.e., our CEO, Chief Administrative Officer, and Vice President of Compensation, Benefits, Human Resources Operations, and Payroll). The executive compensation team assists the Committee by providing information on our performance and the individual performance of our executive officers, as well as market and industry data, and the executive compensation team’s perspective and recommendations on compensation matters. The Committee solicits and considers our executive compensation team’s recommendations and proposals with respect to adjustments to base salaries, annual cash bonus opportunities, long-term incentive compensation opportunities, perquisites, program structures, and other compensation-related matters for our executive officers. The Committee reviews and discusses these recommendations and proposals with some or all of the members of our executive compensation team and uses them as one factor in determining and approving the compensation for our executive officers. In addition, the level of attainment of each individual NEOs performance goals pursuant to the Company’s Executive Team Bonus Plan (described in “2025 Executive Team Bonus Plan”) is recommended by our CEO (other than with respect to his own, which is determined by the Committee) to the Committee for its final approval. The executive officers on the executive compensation team recuse themselves from all Committee deliberations regarding their own individual compensation.
Role of Compensation Consultant
Pursuant to its charter, the Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, and other advisors, to assist in the performance of its responsibilities. For 2025, the Committee retained an independent nationally recognized executive compensation consultant, FW Cook. FW Cook performs no work for management and reports directly to the Committee. The Committee assessed the independence of FW Cook based on standards promulgated by the SEC and concluded that no conflicts of interest exist that would prevent FW Cook from serving as an independent consultant to the Committee.
For 2025, the Committee utilized FW Cook for general input and guidance on components of our executive officer compensation program. FW Cook also advised the Committee with respect to the compensation benchmarking peer group and market data reviewed for base salary, annual bonus, long-term equity compensation, and perquisites for similarly situated executive officers in the Company’s compensation peer group. FW Cook also advised the Committee on general executive compensation program elements and design.

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How We Determine and Use our Compensation Peer Group
For purposes of comparing our executive compensation to the competitive market, the Committee reviews and considers the compensation levels and practices of a group of comparable retail companies. In August 2024, the Committee, with the input of data and analysis from FW Cook developed and approved the compensation peer group immediately below which we used in 2025 for purposes of understanding the competitive market (“2025 Peer Group”):
•American Eagle
•Bath & Body Works
•Burlington Stores
•Caleres
•Carter’s
•Designer Brands
•DICK’s Sporting Goods
•Five Below
•Foot Locker
•Hibbett
•Ross Stores
•Sally Beauty Holdings
•Signet Jewelers
•The Gap
•Tractor Supply Company
•Ulta Beauty
•Urban Outfitters
•Williams-Sonoma
The companies in the 2025 Peer Group were selected using the following criteria:
•Appropriate revenue size;
•Companies primarily in the retail business;
•Similar business model and/or products; and
•Companies that compete with us for executive talent.
Based on the criteria established for inclusion, the Committee determined no changes were needed to the 2025 Peer Group from 2024.
The 2025 Peer Group was used by the Committee during 2025 as a reference for understanding the compensation practices of companies in our sector. To analyze the compensation practices of the companies in our 2025 Peer Group, FW Cook gathered data for the peer group companies from public filings (primarily proxy statements). This market data was then used as a reference point for the Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
Employment Agreements
We have entered into employment agreements with each of our NEOs to help retain these executive officers who are key to the future success of the Company. For additional information regarding our NEO employment agreements in effect during 2025, see “Employment Agreements with NEOs.”
Stock Ownership Guidelines
We maintain meaningful stock ownership guidelines for our officers. The following table summarizes the guidelines in effect during 2025:

Covered Position	Multiple of Pay	Applicable Pay
CEO	5.0x	Annual base salary
President and Executive Vice Presidents	3.0x	Annual base salary
Senior Vice Presidents	1.0x	Annual base salary
Vice Presidents	0.5x	Annual base salary

64	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
If an officer has not met the required levels of ownership within a five-year prescribed timeframe, they will be required to retain 100% of the net shares acquired or held under any Company equity award until they meet their applicable required ownership guidelines. The following holdings are counted as eligible securities:
•shares of common stock owned outright by the individual, or jointly with or separately by the individual’s spouse;
•shares of common stock held in trust for the benefit of the individual;
•shares of common stock held in the Company’s 401(k) Plan;
•performance-based restricted stock and RSUs that have met the performance criteria but have not yet time-vested and/or settled; and
•time-based restricted stock and RSUs.
Unearned performance-based restricted stock, unearned performance-based RSUs, and Options do not count as eligible securities under the guidelines. All of our NEOs are in compliance with these stock ownership guidelines or are within the five-year prescribed timeframe for complying with these stock ownership requirements.
Clawback Policy
We maintain clawback and forfeiture provisions that cover cash incentives and both time- and performance-based equity awards. The Company’s clawback policy provides for the recoupment of certain incentive compensation if the Committee determines that the incentive compensation of any executive officer was overpaid, in whole or in part, as a result of a financial restatement due to the Company’s material noncompliance with financial reporting requirements under the federal securities laws. In addition, our time-based RSUs and our performance-based RSUs awards contain clawback provisions which apply if an award recipient receives any amount in excess of what he or she should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), or in the event of certain detrimental conduct by the recipient, including a breach of restrictive covenants, fraud, gross negligence, conduct contributing to any financial restatements or irregularities, or any activity that would be grounds to terminate the executive for cause.
Prohibition on Hedging and Pledging of Company Stock
Our Insider Trading Policy requires directors, officers (including our executive officers), and certain team members to consult and be pre-cleared by our Legal Department prior to engaging in transactions involving the Company’s securities. Directors, officers, and team members are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in the Company’s securities. Our Insider Trading Policy also prohibits our directors, officers, and team members from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.
Equity Grant Practices
The Committee generally approves annual equity awards for the Company’s executive officers at its regularly scheduled meeting in the first quarter of each year and the Company typically approves annual awards to non-executive team members in the first quarter of the fiscal year. Such annual awards generally have a grant date effective on the third trading day following the filing of the Company's Annual Report on Form 10-K for the prior fiscal year. Awards to directors are typically made on the first date of the Company’s next open trading window following the date of each Annual Stockholders Meeting. Additionally, team members may enroll to purchase shares of the Company’s common stock under the terms of the Company’s 2020 Employee Stock Purchase Plan, with purchase dates generally in June and December of each year. In special circumstances, including the hiring or promotion of an individual or where otherwise determined to be in the best interest of the Company, the Committee or its authorized delegate may approve grants to be effective at other times. The Company may also change these equity grant practices in the future. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Compensation Risk Assessment
Annually, the Committee, together with management and the Committee’s compensation consultant, conducts an analysis to determine whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company in light of our overall business, strategy, and objectives. Management, in concert with the Committee and the Committee’s compensation consultant, reviews and evaluates both cash and equity incentive plans across executive and non-executive team member populations, as well as other compensation-related policies to which our team members are subject. This assessment evaluates both:
•material enterprise risks related to our business that may be exacerbated by compensation policies and practices, and
•the potential risks arising from attributes in our compensation practices, performance criteria, pay mix, and verification of performance results.
Based on this assessment, the Committee has determined that the risks arising from the Company’s compensation plans and policies are not reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report.
Submitted by the Compensation Committee of the Company’s Board of Directors:
Compensation Committee Members:
•Beryl Raff, Chair
•Tom Nealon
•Jeff Tweedy

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Summary Compensation Table
The following table summarizes the compensation of our NEOs for 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Steve Lawrence CEO	2025	1,080,288	6,999,998	—	1,438,155	41,688	9,560,129
	2024	1,043,269	6,499,938	—	1,082,612	35,254	8,661,073
	2023	949,100	5,624,921	1,874,978	148,888	29,513	8,627,400
Sam Johnson President	2025	861,635	2,999,998	—	917,238	35,347	4,814,218
	2024	837,981	2,999,900	—	751,672	34,911	4,624,464
	2023	728,473	2,249,813	749,979	103,125	29,345	3,860,735
Carl Ford EVP, CFO	2025	546,635	1,000,000	—	499,899	21,200	2,067,734
	2024	521,635	1,249,882	—	402,681	20,902	2,195,100
	2023	447,014	999,875	249,984	45,417	21,413	1,763,703
Matt McCabe EVP, CMO	2025	546,635	1,000,000	—	499,899	21,196	2,067,730
	2024	521,635	1,249,882	—	402,681	15,330	2,189,528
	2023	437,442	999,875	249,984	36,454	20,374	1,744,129
1.The amounts reported in this column represent the NEO’s base salary earned during the specified fiscal year.
2.The amounts reported in this column represent the grant date fair value of the time- and performance-based RSUs granted to each of the NEOs in the specified fiscal year, computed in accordance with FASB Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance-based RSUs granted in 2025 is based upon the probable outcome of the performance conditions at the date of grant and assumes the “target” level of performance is achieved. If the highest level of performance condition for the awards were achieved (200%), the aggregate grant date value of such performance-based RSUs for each of the NEOs would be as follows: Mr. Lawrence $6,999,998, Mr. Johnson $2,999,998, Messrs. Ford and McCabe $1,000,000 each. The valuation assumptions used in determining such amounts are described in Notes 2, Summary of Significant Accounting Policies, and 8, Share-Based Compensation to our audited consolidated financial statements included in our Annual Report for 2025.
3.The amounts reported in this column represent the grant date fair value of the Options granted to each of the NEOs in the specified fiscal year, computed using a Black-Scholes option-pricing model in accordance with FASB Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining such amounts are described in Notes 2, Summary of Significant Accounting and 8, Share-Based Compensation to our audited consolidated financial statements included in our Annual Report for 2025. No Options were granted in 2025 to our NEOs.
4.The amounts reported in this column represent the annual incentive bonus amounts earned by each NEO pursuant to the Company’s applicable annual cash bonus plan and/or their employment agreement for each fiscal year.
5.For a description of our perquisites, see “Other Compensation - Perquisites and Other Benefits” in the Compensation Discussion and Analysis. The table below summarizes the items included in the “All Other Compensation” for each NEO for 2025:

Name	Financial Planning Services ($)	Executive Physical ($)	401(k) Plan Employer Matching Contribution ($)	Total All Other Compensation ($)

Steve Lawrence	12,000	2,150	27,538	41,688
Sam Johnson	12,000	2,150	21,197	35,347
Carl Ford(a)	—	—	21,200	21,200
Matt McCabe(a)	—	—	21,196	21,196
a.Messrs. Ford and McCabe each received perquisites and personal benefits during 2025 valued at less than $10,000.

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Grants of Plan Based Awards in 2025
The following table provides information with regard to 2025 grants to the NEOs under any incentive plan during 2025. For additional information regarding non-equity incentive plan awards, please see “2025 Executive Team Bonus Plan.” For additional information regarding equity incentive plan awards, please see “Long-Term Equity Incentive Compensation.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type(2)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steve Lawrence	Annual Bonus	—	949,375	1,898,750	3,797,500	—	—	—	—	—	—	—
	Performance RSUs	3/25/2025	—	—	—	34,979	69,958	139,916	—	—	—	3,499,999
	Time RSUs	3/25/2025	—	—	—	—	—	—	69,958	—	—	3,499,999
Sam Johnson	Annual Bonus	—	605,500	1,211,000	2,422,000	—	—	—	—	—	—	—
	Performance RSUs	3/25/2025	—	—	—	14,991	29,982	59,964	—	—	—	1,499,999
	Time RSUs	3/25/2025	—	—	—	—	—	—	29,982	—	—	1,499,999
Carl Ford	Annual Bonus	—	330,000	660,000	1,320,000	—	—	—	—	—	—	—
	Performance RSUs	3/25/2025	—	—	—	4,997	9,994	19,988	—	—	—	500,000
	Time RSUs	3/25/2025	—	—	—	—	—	—	9,994	—	—	500,000
Matt McCabe	Annual Bonus	—	330,000	660,000	1,320,000	—	—	—	—	—	—	—
	Performance RSUs	3/25/2025	—	—	—	4,997	9,994	19,988	—	—	—	500,000
	Time RSUs	3/25/2025	—	—	—	—	—	—	9,994	—	—	500,000
1.Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable to each NEO with respect to 2025 under the Executive Bonus Plan at threshold, target and maximum levels of performance, in each case calculated by multiplying each NEO’s fiscal year end base salary level by the applicable percentage at which the bonus would pay out based on the combined weighted achievement of the Company and individual performance metrics at each such level. The actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above and the calculation of the actual amounts paid is discussed more fully in “2025 Executive Team Bonus Plan” in the Compensation Discussion and Analysis.
2.The vesting schedule applicable to each time-based RSU and performance-based RSU award is set forth in notes 11 and 13 to the “Outstanding Equity Awards at 2025 Fiscal Year End Table” table.
3.The amounts reported in this column represent the grant date fair value of the time-based RSUs, and performance-based RSUs granted to each of the NEOs in 2025, computed in accordance with FASB Accounting Standards Codification Topic 718, excluding the effects of estimated forfeitures. The valuation assumptions used in determining such amounts are described in Notes 2, Summary of Significant Accounting Policies, and 8, Share-Based Compensation to our audited consolidated financial statements included in our Annual Report. The grant date fair value of the performance-based RSUs, is based upon the probable outcome of the performance conditions at the date of grant and assumes the “target” level of performance is achieved.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	69
Outstanding Equity Awards at 2025 Fiscal Year End
The following table provides information with regard to the outstanding equity awards held by each NEO on January 31, 2026.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares of Stock that Have Not Vested (#)(4)	Market Value of Shares of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, or Other Rights That Have Not Vested ($)(5)

Steve Lawrence	3/31/2021	56,843	—	—	26.99	3/31/2031	—	—	—	—
	3/30/2022(7)	—	—	—	—	—	540	29,705	—	—
	3/30/2022(8)	30,521	10,174	—	39.17	3/30/2032	—	—	—	—
	3/21/2023(9)	8,352	4,177	—	64.67	3/21/2033	—	—	—	—
	3/21/2023(10)	—	—	—	—	—	1,933	106,334	—	—
	6/9/2023(9)	40,128	20,064	—	50.42	6/9/2033	—	—	—	—
	6/9/2023(10)	—	—	—	—	—	9,917	545,534	—	—
	3/26/2024(11)	—	—	—	—	—	—	—	24,816	1,365,128
	3/26/2024(10)	—	—	—	—	—	33,089	1,820,226	—	—
	3/25/2025(12)	—	—	—	—	—	—	—	69,958	3,848,390
	3/25/2025(10)	—	—	—	—	—	69,958	3,848,390	—	—
Sam Johnson	3/31/2021	25,580	—	—	26.99	3/31/2031	—	—	—	—
	3/30/2022(7)	—	—	—	—	—	540	29,705	—	—
	3/30/2022(8)	30,521	10,174	—	39.17	3/30/2032	—	—	—	—
	3/21/2023(9)	8,352	4,177	—	64.67	3/21/2033	—	—	—	—
	3/21/2023(10)	—	—	—	—	—	1,933	106,334	—	—
	6/9/2023(9)	3,344	1,672	—	50.42	6/9/2033	—	—	—	—
	6/9/2023(10)	—	—	—	—	—	827	45,493	—	—
	12/5/2023(9)	6,561	3,281	—	54.61	12/5/2033	—	—	—	—
	12/5/2023(10)	—	—	—	—	—	1,526	83,945	—	—
	3/26/2024(11)	—	—	—	—	—	—	—	11,453	630,030
	3/26/2024(10)	—	—	—	—	—	15,272	840,113	—	—
	3/25/2025(12)	—	—	—	—	—	—	—	29,982	1,649,310
	3/25/2025(10)	—	—	—	—	—	29,982	1,649,310	—	—

70	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares of Stock that Have Not Vested (#)(4)	Market Value of Shares of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, or Other Rights That Have Not Vested ($)(5)

Carl Ford	3/31/2021	11,368	—	—	26.99	3/31/2031	—	—	—	—
	3/30/2022(7)	—	—	—	—	—	135	7,426	—	—
	3/30/2022(8)	7,629	2,544	—	39.17	3/30/2032	—	—	—	—
	3/21/2023(10)	—	—	—	—	—	1,289	70,908	—	—
	9/6/2023(9)	6,558	3,280	—	51.40	9/6/2033	—	—	—	—
	9/6/2023(10)	—	—	—	—	—	1,621	89,171	—	—
	3/26/2024(11)	—	—	—	—	—	—	—	4,772	262,508
	3/26/2024(10)	—	—	—	—	—	6,363	350,029	—	—
	3/25/2025(12)	—	—	—	—	—	—	—	9,994	549,770
	3/25/2025(10)	—	—	—	—	—	9,994	549,770	—	—
Matt McCabe	3/31/2021	11,368	—	—	26.99	3/31/2031	—	—	—	—
	3/30/2022(7)	—	—	—	—	—	135	7,426	—	—
	3/30/2022(8)	7,629	2,544	—	39.17	3/30/2032	—	—	—	—
	3/21/2023(10)	—	—	—	—	—	1,289	70,908	—	—
	9/6/2023(9)	6,558	3,280	—	51.40	9/6/2033	—	—	—	—
	9/6/2023(10)	—	—	—	—	—	1,621	89,171	—	—
	3/26/2024(11)	—	—	—	—	—	—	—	4,772	262,508
	3/26/2024(10)	—	—	—	—	—	6,363	350,029	—	—
	3/25/2025(12)	—	—	—	—	—	—	—	9,994	549,770
	3/25/2025(10)	—	—	—	—	—	9,994	549,770	—	—
1.The numbers in this column represent vested Options outstanding as of January 31, 2026.
2.The numbers in this column represent unvested Options outstanding as of January 31, 2026.
3.The expiration date for each of the Options is the date that is ten years after the grant date.
4.The numbers in this column represent RSUs that are subject to time vesting conditions, including performance-based RSUs that were earned but still subject to service based vesting requirements (“Earned RSUs”) as of January 31, 2026.
5.Amounts reported are based on $55.01, which was the closing price of our common stock on January 30, 2026, the last trading day before the end of our 2025 fiscal year.
6.The numbers in this column represent RSUs that are subject to performance-based and time-based vesting conditions that were not earned as of January 31, 2026.
7.Reflects outstanding performance-based RSUs that had not become Earned RSUs as of January 31, 2026. In March 2026, the Committee determined that the twenty (20) trading-day average fair market value of a share of common stock as of January 30, 2026 exceeded the specified target share price, therefore these RSUs became vested Earned RSUs.
8.The Options vest as follows: 25% become vested and exercisable on each anniversary of the grant date, subject to the NEO’s continued service through the applicable vesting date.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	71
9.These Options vest as follows: 33% become vested and exercisable on each anniversary of the grant date, subject to the NEO’s continued service through the applicable vesting date.
10.These time-based RSUs vest as follows: 33% become vested and exercisable on each anniversary of the grant date, subject to the NEO’s continued service through the applicable vesting date.
11.Reflects 50% (threshold performance) of the 2024 performance-based RSUs that are Unearned RSUs. Based on the achievement of the three (3) year cumulative performance metrics, the earned amount will be earned and vest upon such determination by the Committee, subject to the NEO’s continued service through the applicable vesting date.
12.Reflects 100% (target performance) of the 2025 performance-based RSUs that are Unearned RSUs. Based on the achievement of the three (3) year cumulative performance metrics, the earned amount will be earned and vest upon such determination by the Committee, subject to the NEO’s continued service through the applicable vesting date.

Option Exercises and Stock Awards Vested
The following table provides information on RSU awards that vested during the 2025 fiscal year which ended January 31, 2026. None of the NEOs exercised any Option awards during fiscal 2025.

	Options Awards Exercised		Stock Awards Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Steve Lawrence	—	—	30,385	1,451,163
Sam Johnson	—	—	13,911	688,083
Carl Ford	—	—	6,589	325,899
Matt McCabe	—	—	10,314	462,868
1.The value realized equals the Company’s closing stock price on the vesting date, multiplied by the number of RSUs that vested. If the vesting date was on a day which the market was not open, then the closing price for the first preceding day the market was open was used.

72	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Potential Payments Upon Qualifying Termination of Employment or Change of Control
The information below describes and estimates potential payments and benefits to which the NEOs would be entitled under existing arrangements if a qualifying termination of employment occurred on January 31, 2026, the last business day of our 2025 fiscal year, and based on the closing price of our stock of $55.01, as of the last trading day of our 2025 fiscal year. These benefits are in addition to benefits available generally to salaried team members. The amounts actually paid or distributed in connection with a qualifying termination of employment may differ from the estimates below. The qualifying termination events listed below are as defined in the applicable agreements. The Company does not provide for enhanced cash severance in connection with or following a change of control.

		Qualifying Termination Event
NEO	Payment Type	Retirement ($)	Death or Disability ($)	Without Cause or Resignation for Good Reason ($)	Without Cause or Resignation for Good Reason Following Change of Control ($)(1)

Steve Lawrence	Cash Severance (Salary and Bonus)	—	—	3,401,501	3,401,501
	Pro-Rata Bonus	—	—	1,082,612	1,082,612
	COBRA Insurance	—	—	57,544	57,544
	Life Insurance	—	—	540	540
	Accelerated Vesting: Options	—	253,250	—	253,250
	Accelerated Vesting: Performance Restricted Units	—	6,938,136	—	10,489,747
	Accelerated Vesting: Time Restricted Units	—	2,844,732	—	6,320,484
	Total	—	10,036,118	4,542,197	21,605,678
Sam Johnson	Cash Severance (Salary and Bonus)	—	—	2,584,797	2,584,797
	Pro-Rata Bonus	—	—	917,238	917,238
	COBRA Insurance	—	—	57,544	57,544
	Life Insurance	—	—	540	540
	Accelerated Vesting: Options	—	170,143	—	170,143
	Accelerated Vesting: Performance Restricted Units	—	2,769,148	—	4,323,731
	Accelerated Vesting: Time Restricted Units	—	1,205,599	—	2,725,195
	Total	—	4,144,890	3,560,119	10,779,188

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	73

		Qualifying Termination Event
NEO	Payment Type	Retirement ($)	Death or Disability ($)	Without Cause or Resignation for Good Reason ($)	Without Cause or Resignation for Good Reason Following Change of Control ($)(1)

Carl Ford	Cash Severance (Salary and Bonus)	—	—	1,548,098	1,548,098
	Pro-Rata Bonus	—	—	499,899	499,899
	COBRA Insurance	—	—	37,475	37,475
	Life Insurance	—	—	—	—
	Accelerated Vesting: Options	—	52,138	—	52,138
	Accelerated Vesting: Performance Restricted Units	—	1,053,717	—	1,609,868
	Accelerated Vesting: Time Restricted Units	—	518,304	—	1,059,878
	Total	—	1,624,159	2,085,472	4,807,356
Matt McCabe	Cash Severance (Salary and Bonus)	—	—	1,539,135	1,539,135
	Pro-Rata Bonus	—	—	499,899	499,899
	COBRA Insurance	—	—	37,475	37,475
	Life Insurance	—	—	—	—
	Accelerated Vesting: Options	—	52,138	—	52,138
	Accelerated Vesting: Performance Restricted Units	—	1,053,717	—	1,609,868
	Accelerated Vesting: Time Restricted Units	—	518,304	—	1,059,878
	Total	—	1,624,159	2,076,509	4,798,393
1.Qualifying termination event must occur within 24-months of a Change of Control to receive applicable equity award vesting acceleration.
Employment Agreements
Each NEO employment agreement, as in effect at the end of fiscal 2025, provides for the following terms:
•NEOs are entitled to a base salary, which may be increased at the discretion of the Board or the Committee, and are eligible to participate in the Company’s annual cash bonus plan pursuant to target bonus opportunities and pre-established performance targets, as determined by the Board or Committee.
•NEOs are entitled to reimbursement for all reasonable business expenses incurred in performing services under the NEO’s employment agreement in accordance with the Company’s expense reimbursement policy, including all travel expenses while away from home on business or at the request of and in the service of the Company.
•The following restrictive covenants apply to each NEO:
i.assignment of all rights of any intellectual property created during employment to the Company and, during employment and in perpetuity thereafter, confidentiality and non-disparagement; and
ii.during employment and for up to 24 months following termination, non-compete, non-solicitation and no hire of team members, and non-solicitation of customers.

74	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Severance Arrangements
Each actively employed NEO is entitled to receive severance benefits under the terms of his employment agreement upon either termination by the Company without Cause (as defined in their applicable agreements) or a resignation by the NEO for Good Reason (as defined in their applicable agreements). We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with which we compete for executive talent. Severance benefits help us retain our NEOs and allow our NEOs to focus on our business objectives without concern for their employment security in the event of a termination. Set forth below are the severance provisions that were in effect as of the end of fiscal 2025.
Payments and Benefits
•Severance payments and benefits are subject to timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates.
•NEOs are not entitled to any severance payments or benefits if terminated for Cause or if they resign without Good Reason.
Death or Disability
If employment is terminated due to death or disability, then the Company will pay to the executive or the designated beneficiary or legal representative (if applicable) the prior year bonus, if any is due, at the same time in the year of termination as such payment would be made if the executive had otherwise continued to be employed by the Company. Treatment of equity awards in connection with termination due to death and disability is discussed below under “Equity Award Accelerated Vesting — Death and Disability.”
Termination Without Cause or for Good Reason
If the Company terminates employment without Cause or the NEO resigns for Good Reason, then the Company will pay the NEO the following severance benefits:
•The prior year bonus, if any is due, payable at the same time in the year of termination as such payment would be made if the executive had otherwise continued to be employed by the Company.
•A cash severance amount equal to the product of 2.0 multiplied by the sum of their current base salary and the average annual bonus paid (or earned, to the extent not yet paid as of the termination date) for the two fiscal years immediately preceding the fiscal year in which the termination date occurs, payable ratably in 24 equal monthly installments following the termination date in accordance with the Company’s normal payroll cycle and procedures.
•For the NEOs, other than Mr. Lawrence, a pro-rata portion of the actual annual bonus that would have been earned (assuming the NEO achieved 100% of target for any individual goals set in the fiscal year) under the Company’s annual cash bonus plan for the fiscal year in which the termination occurs, paid in a lump sum when annual bonuses for the fiscal year in which the date of termination occurs are otherwise paid to other similarly situated employees of the Company. Mr. Lawrence will receive a pro-rata portion of the annual bonus earned under the Company’s annual cash bonus plan for the fiscal year immediately preceding the fiscal year in which termination occurs (in lieu of the annual bonus that would have otherwise been due under the Company’s annual cash bonus plan for the performance period in which the termination date occurs), paid in a lump sum when annual bonuses for the fiscal year in which the date of termination occurs are otherwise paid to other similarly situated employees of the Company.
•For the NEOs other than Messrs. Ford and McCabe, an amount equal to 24 months of basic life insurance premiums at the rates in effect immediately prior to the termination date, payable in a lump sum in cash on the first payroll date following the effective date of the release.
•Subject to the NEO’s timely election of continuation coverage for the NEO and/or their covered dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, an additional cash lump sum on the first payroll date following the effective date of the release in an amount equal to (i) the monthly COBRA insurance premium for participation in the medical insurance benefits of the Company (determined based on the rate in effect on the date of termination) multiplied by (ii) 24.

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Equity Award Accelerated Vesting
Change of Control
We have approved accelerated vesting provisions for Options and RSUs in connection with a termination of employment within the 24 month period following a Change of Control (as defined in the 2020 Equity Plan). Time-based RSUs granted in 2023 and later provide for a full accelerated vesting in connection with a termination without “Cause” or resignation for “Good Reason” (each as defined in the applicable award agreements) that occurs within the 24-month period following a Change of Control. For performance-based RSUs granted in fiscal 2023 and later, the target number of RSUs subject to the award will be deemed earned upon a Change of Control. For performance-based RSUs granted prior to fiscal 2023, only Earned RSUs that have met the applicable performance criteria will remain outstanding following the Change of Control while unearned performance-based RSUs will be forfeited upon the Change of Control. All such outstanding performance-based RSUs will remain eligible to vest subject to the holder’s continued service through the end of the applicable performance period. If the holder is terminated without “Cause” or resigns for “Good Reason” within the 24-month period following the Change of Control, such RSUs will accelerate and vest in full (see “Potential Payments Upon Qualifying Termination of Employment or Change of Control” for additional information regarding accelerated vesting of Options and RSUs in connection with a Change of Control).
Death or Disability
Each NEO is entitled to limited vesting acceleration with respect to their outstanding Options, performance-based RSUs and time-based RSUs upon a death or disability termination. In connection with a termination due to death or disability: (i) the NEOs will immediately vest in any unvested Options that would have otherwise vested on the next applicable vesting date; (ii) for the 2023 grants forward, the NEOs will immediately vest in a pro-rata portion of unvested performance-based RSUs determined as the target number of RSUs granted multiplied by a fraction with a numerator equal to, the higher of, either 12 or the number of full months completed by the NEO during the 36-month performance period and a denominator of 36; and (iii) the NEOs will immediately vest in any unvested time-based RSUs that would have otherwise vested on the next applicable vesting date.
Retirement
The Committee added retirement vesting provisions to all NEOs with equity awards granted in 2023 and later. For the 2023 grants forward, “Retirement” refers to an NEO’s voluntary termination of continuous service after the NEO has: (i) attained age 55; (ii) completed at least five years of continuous service; and (iii) the NEO’s years of age and years of continuous service totals at least 70. In the event of an NEO’s Retirement, the 2023, 2024 and 2025 equity awards provide that: (i) any unvested Options and time-based RSUs will remain outstanding and eligible to vest on each applicable vesting date as if the NEO had remained in continuous service to the Company; and (ii) a pro-rata portion of any unvested performance-based RSUs (based on months worked through the Retirement date) will remain outstanding and eligible to become earned and vest based on actual performance as if the NEO had remained in continuous service.

76	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K under the Securities Act, we are required to disclose the ratio of our median team member’s annual total compensation to the annual total compensation of our CEO. The SEC’s rules for identifying the median compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. The following information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure.
Methodology to Identify Our Median Team Member
We identified our median compensated team member as follows:
•We considered all of our active team members as of January 31, 2026, including any full-time, part-time, temporary or seasonal team members but excluding our CEO.
•We used gross wages from our payroll records as reported for calendar year 2025. We converted any earnings paid in local (non-U.S.) currency to U.S. dollars using the published exchange rate as of January 31, 2026. We annualized gross wages for any team member who did not work for the entire year unless designated as a temporary, seasonal or other non-permanent team member as of January 31, 2026.
•Our median team member was a full-time team member working in our stores division and employed the full fiscal year.
Calculating the Ratio
After identifying the median team member, we calculated this team member’s total annual compensation in the same manner as the CEO’s compensation, which is described in the Summary Compensation Table (please see “Summary Compensation Table” for additional information). The annual total compensation of our median team member was $22,584 for 2025 and Mr. Lawrence’s 2025 compensation was $9,560,129. Thus, our CEO pay ratio based on fiscal year 2025 compensation is approximately 423:1.

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Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K under the Securities Act, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and certain financial performance measures of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
The following table presents certain information regarding compensation paid to Academy’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“Non-PEO NEOs”) both as reported in the Summary Compensation Table and with certain adjustments to reflect the CAP to such individuals, as well as certain measures of financial performance, for each of the six fiscal years ended January 31, 2026. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K under the Securities Act and do not reflect the actual total compensation realized or received by our PEOs or Non-PEO NEOs.

							Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO 1 ($)	Compensation Actually Paid to PEO 1(2) ($)	Summary Compensation Table Total for PEO 2 ($)	Compensation Actually Paid to PEO 2(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Total Stockholder Return(3) ($)	Peer Group Total Stockholder Return(4) ($)	Net Income (in Thousands)(5) ($)	Net Sales (in Billions)(5) ($)

2025	9,560,129	6,900,969	—	—	2,983,227	2,265,436	264.15	167.96	376,768	6.05
2024	8,661,073	1,504,404	—	—	2,413,830	237,350	248.53	161.84	418,447	5.93
2023	8,627,400	11,774,408	9,117,082	11,619,208	2,904,320	3,887,928	304.08	120.71	519,190	6.16
2022	—	—	11,357,804	23,085,858	2,174,177	4,364,899	260.73	89.14	628,001	6.40
2021	—	—	11,484,293	24,288,147	3,843,333	7,366,023	175.16	104.59	671,381	6.77
1.The PEO and Non-PEO NEOs for the applicable fiscal years were as follows:

Fiscal Year	PEO	Non-PEO NEOs
2025	Steve Lawrence	Sam Johnson, Carl Ford, and Matt McCabe
2024	Steve Lawrence (PEO 1)	Ken Hicks, Sam Johnson, Carl Ford, and Matt McCabe
2023	Steve Lawrence and Ken Hicks (PEO 2)	Michael Mullican, Sam Johnson, Carl Ford, Matt McCabe, and Bill Ennis
2022	Ken Hicks	Steve Lawrence, Michael Mullican, Sam Johnson, and Manish Maini
2021	Ken Hicks	Steve Lawrence, Michael Mullican, Sam Johnson, and Manish Maini

78	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
2.The dollar amounts reported represent the amount of CAP to our PEO and the average CAP to our Non-PEO NEOs, calculated in accordance with SEC rules. These amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below with respect to fiscal 2025. Equity values are calculated consistent with the methodology used for originally valuing the grants under FASB ASC Topic 718:

	2025
	PEO 1 ($)	Non-PEO NEOs Average ($)

Summary Compensation Table - Total	9,560,129	2,983,227
Less, value of “Stock Awards” reported in Summary Compensation Table	-6,999,998	-1,666,666
Plus, the year-end fair value of outstanding and unvested equity awards granted in the year	7,038,850	1,675,917
Less, the change as of the end of the fiscal year (from the end of the prior fiscal year) in fair value of outstanding and unvested equity awards granted in prior years	-1,696,003	-473,629
Less, the change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	-376,621	-120,988
Less, the fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	-625,388	-132,425
Compensation Actually Paid	6,900,969	2,265,436
3.Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is January 30, 2021, which is the date of the Company’s 2020 fiscal year end.
4.The peer group used for this purpose is the Nasdaq US Benchmark Retail Total Return Index.
5.The dollar amounts reported represent the amount of Net Income and Net Sales, respectively, as reflected in the Company’s audited financial statements for the applicable year.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	79
Relationship between Compensation Actually Paid and Performance Measures
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in these Pay versus Performance tables. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphical depictions of the relationships among various information presented in these Pay versus Performance tables.
Compensation Actually Paid (CAP), Company’s TSR, and Peer Group TSR: The relationship between the PEO CAP and the Non-PEO NEOs’ average CAP in comparison to the Company’s TSR and the TSR of the Nasdaq US Benchmark Retail Total Return Index, is shown below.
Compensation Actually Paid (CAP) and Net Income: The relationship between PEO CAP and the Non-PEO NEOs’ average CAP in comparison to the Company’s Net Income is shown below.

80	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Compensation Actually Paid (CAP) and Net Sales: The relationship between the PEO CAP and the Non-PEO NEO’s average CAP in comparison to Net Sales is shown below.
Financial Performance Measures
As described in greater detail under “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on the objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Net Sales
•Adj. EBIT*
•Adjusted Pre-Tax Net Income*
•ROIC*
* Adj. EBIT, Adjusted Pre-Tax Net Income, and ROIC are non-GAAP financial measures. See “Annex A - Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this Proxy Statement, including this Compensation Discussion & Analysis, to their most directly comparable GAAP financial measures.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	81
Ownership of Securities
Beneficial Ownership of Company Common Stock
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, par value $0.01 per share, as of April 9, 2026, the Record Date (unless otherwise noted in the footnotes below) by (1) each individual or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our named executive officers, (3) each of our directors and director nominees, and (4) all of our directors and our executive officers as a group. As of April 9, 2026, there were 64,508,134 shares of our common stock outstanding.
The number of shares beneficially owned by each entity or individual is determined in accordance with the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and any shares that the entity or individual has the right to acquire on or before June 9, 2026 (60 days after April 9, 2026) through the exercise of any stock options, through the vesting/settlement of restricted stock units payable in shares, or upon the exercise of other rights.
To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the following table have sole voting and investment power with respect to all shares of common stock, and unless otherwise indicated, the address of each beneficial owner listed below is c/o Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449.

82	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement

	Beneficial Ownership of Our Common Stock

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Total Common Shares Outstanding

5% Owners:
FMR LLC(1)	11,122,705	17.24%
BlackRock, Inc.(2)	9,483,077	14.70%
Dimensional Fund Advisors LP(3)	3,699,015	5.73%

Named Executive Officers:
Steve Lawrence(4)	367,977	*
Sam Johnson(5)	197,762	*
Carl Ford(6)	47,726	*
Matt McCabe(7)	52,025	*

Directors:
Ken Hicks(8)	1,896,123	2.88%
Tom Nealon(9)	19,149	*
Wendy Beck(9)	21,550	*
Michael Dastugue(10)	1,825	*
Shannon Hennessy(10)	1,825	*
Clay Johnson(10)	1,825	*
Brian Marley(9)	43,039	*
Theresa Palermo(9)	13,164	*
Monique Picou(9)	7,353	*
Beryl Raff(9)	19,282	*
Jeff Tweedy(9)	15,767	*
Directors and executive officers as a group(11) (15 persons)	2,706,392	4.08%

(*) Less than one percent.
1.Based solely on the information disclosed in a Schedule 13G/A filed by FMR LLC, certain related entities and Abigail P. Johnson (the Chairman and Chief Executive Officer of FMR LLC) on February 9, 2024. The number of shares reported is as of December 29, 2023. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. FMR LLC reported sole power to vote or direct the vote over 11,117,580 shares of our common stock and sole power to dispose or direct the disposition over 11,122,705 shares of our common stock. Abigail P. Johnson reported sole power to vote or direct the vote over 0 shares of our common stock and sole power to dispose or direct the disposition over 11,122,705 shares of our common stock. The principal business address for FMR LLC, its related entities and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
2.Based solely on the information disclosed in a Schedule 13G/A filed by BlackRock, Inc. and certain related entities on July 17, 2025. The number of shares reported is as of June 30, 2025. BlackRock, Inc. reported sole power to vote or direct the vote over 9,319,006 shares of our common stock and sole power to dispose or direct the disposition over 9,483,077 shares of our common stock. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
3.Based solely on the information disclosed in a Schedule 13G filed by Dimensional Fund Advisors LP, an investment adviser, on January 23, 2025. The number of shares reported is as of December 31, 2024. Dimensional Fund Advisors LP reported sole power to vote or direct the vote over 3,588,947 shares of our common stock and sole power to dispose or direct the disposition over 3,699,015 shares of our common stock. The principal business address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
4.Includes 150,195 shares subject to exercisable stock options, 20,064 shares subject to stock options that are scheduled to become exercisable within 60 days after April 9, 2026 and 9,917 shares underlying restricted stock units that are scheduled to settle within 60 days after April 9, 2026.
5.Includes 88,709 shares subject to exercisable stock options, 1,672 shares subject to stock options that are scheduled to become exercisable within 60 days after April 9, 2026 and 827 shares underlying restricted stock units that are scheduled to settle within 60 days after April 9, 2026.
6.Includes 28,099 shares subject to exercisable stock options.
7.Includes 28,099 shares subject to exercisable stock options.
8.Includes 1,428,424 shares subject to exercisable stock options and 6,823 shares underlying restricted stock units that are scheduled to settle within 60 days after April 9, 2026.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	83
9.Includes 3,932 shares underlying restricted stock units for each director that are scheduled to settle within 60 days after April 9, 2026.
10.Includes 1,825 shares underlying restricted stock units for each director that are scheduled to settle within 60 days after April 9, 2026.
11.The number of shares reported includes shares subject to exercisable stock options, shares that may be acquired through stock options exercisable within 60 days after April 9, 2026 and shares underlying restricted stock units that are scheduled to settle within 60 days after April 9, 2025 as disclosed in footnotes 4 through 10 above.

84	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Transactions with Related Persons
Related Party Transaction Policy
The Board recognizes the fact that transactions with related persons (as defined in paragraph (a) of Item 404 of Regulation S-K under the Securities Act) present a heightened risk of conflicts of interests (or the perception thereof). If such transactions are entered into, they may require disclosure in the Company’s financial statements and filings with the SEC. The Board adopted a written policy regarding transactions with related persons (our “Related Party Transaction Policy”), which is administered by the approving body composed of disinterested and independent members of the Board (the “Approving Body”), currently designated as the Audit Committee.
Our Related Party Transaction Policy requires that each Related Party Transaction, and any material amendment or modification thereto, be reviewed and approved by the Approving Body (defined under our policy as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K under the Securities Act in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Under our Related Party Transaction Policy, any director who has an interest in a Related Party Transaction must recuse himself or herself from any discussion or vote on a Related Party Transaction in which they have an interest, although such director may be counted for purposes of determining a quorum and must provide all material information regarding the transaction to the Approving Body. The Approving Body will not approve or ratify a Related Party Transaction unless it determines in good faith that, upon consideration of all relevant information, the Related Party Transaction is in, or not inconsistent with, the best interests of the Company. The Approving Body also undertakes an annual review of ongoing Related Party Transactions (if any). A Related Party Transaction entered into without pre-approval of the Approving Body does not violate our Related Party Transaction Policy, provided that the transaction is subsequently timely approved or ratified by the Approving Body. Transactions that are determined to be Related Party Transactions are disclosed in the Company’s proxy statement for the relevant year.
To help identify Related Party Transactions, each director and executive officer completes a questionnaire that requires the disclosure of any transaction that the person, or any member of his or her immediate family, has or will have with the Company. In addition, directors, director nominees, and executive officers are required to promptly notify the Company’s Chief Legal Officer of any potential Related Party Transaction. Our Chief Legal Officer also conducts a review that includes a review of the Company’s accounts payable and receivable to determine if a Related Party engaged in transactions during the fiscal year.
Related Party Transactions
Since the beginning of 2025, there were no related person transactions that require disclosure in this Proxy Statement under Item 404 of Regulation S-K under the Securities Act.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	85
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
If any stockholder wishes to propose a matter for inclusion in our proxy materials for our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) under Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal should be mailed to our Corporate Secretary at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449. To be eligible for inclusion in our proxy statement for the 2027 Annual Meeting under Rule 14a-8, a proposal must be received by our Corporate Secretary on or before the close of business on December 22, 2026 and must comply with the remaining Rule 14a-8 requirements.
In addition, the Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2027 Annual Meeting, you must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at the principal executive offices of our Company no later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2027 Annual Meeting, such a nomination or other proposal of business must be delivered on or after February 4, 2027, but not later than March 6, 2027. In the event that the date of the 2027 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the first anniversary of the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the first anniversary of the 2026 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Any such nomination or other proposal of business will be considered timely only if it is otherwise in compliance with the requirements set forth in the Bylaws (including the information required by Rule 14a-19 under the Exchange Act).

86	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy statement materials by delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that the broker will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker, or the Company’s transfer agent, Broadridge Financial Solutions by telephone at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
You can also request prompt delivery free of charge of a copy of this Proxy Statement and the Annual Report, including the financial statements and financial statement schedules, by contacting our Investor Relations Department by mail at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449, by email at investors@academy.com, or by telephone at (832) 739-4102.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	87
Other Business
The Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
Voluntary Electronic Delivery of Proxy Materials
HELP US REDUCE OUR ENVIRONMENTAL IMPACT
We encourage our stockholders to voluntarily elect to receive future proxy and annual report materials electronically to help support our sustainability efforts.
The benefits include:
•immediate and convenient access to the materials
•helping to reduce our environmental impact
•helping to reduce our printing and mailing costs

How to enroll:

Registered Stockholders (You will need the 16-digit control number included on your proxy card to enroll.)

Internet www.proxyvote.com or QR code provided

Email Send a blank email with your control number in the subject line to: sendmaterial@proxyvote.com

Telephone 1-800-579-1639

Beneficial Owners	Contact Contact your bank, broker or other nominee to enroll.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	A-1
Annex A
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, Return on Invested Capital (“ROIC”), Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share, and Adjusted Free Cash Flow, as shown below, have been presented in this Proxy Statement, including the Compensation Discussion and Analysis section of this Proxy Statement, as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP").
We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax expense and depreciation, amortization and impairment and other adjustments included in the table below. We define Adjusted EBIT as Adjusted EBITDA less depreciation and amortization. We define Adjusted EBIT Margin as Adjusted EBIT divided by total revenue. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA, Adjusted EBITDA to Adjusted EBIT, and Adjusted EBIT to Adjusted EBIT Margin in the applicable table below. We define ROIC as Adjusted EBITDA before lease expense less income tax expense divided by average invested capital on a trailing thirteen month basis, inclusive of year-end total lease liabilities.
We define Adjusted Pre-tax Net Income as net income (loss) before income tax expense and other adjustments included in the table below. We define Adjusted Net Income as net income (loss), plus other adjustments included in the table below, less the tax effect of these adjustments. We define basic Adjusted Earnings per Share as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and diluted Adjusted Earnings per Share as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments by reconciling net income (loss) to Adjusted Pre-tax Net Income, Adjusted Net Income and Adjusted Earnings per Share in the applicable table below.
We describe Adjusted Free Cash Flow as net cash provided by (used in) operating activities less net cash used in investing activities. We describe this adjustment by reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the applicable table below.
We believe Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, Adjusted Pre-tax Net Income, Adjusted Net Income and Adjusted Earnings per Share assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, Adjusted Net Income, Adjusted Pre-tax Net Income, and Adjusted Earnings per Share are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management believes Adjusted Free Cash Flow is a useful measure of liquidity and additional basis for assessing our ability to generate cash. Management believes ROIC is a useful measure of how we deploy capital. Management uses Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. Management has also historically used Adjusted EBIT as a performance target to establish and award discretionary annual incentive compensation.

A-2	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or net cash provided by operating activities as a measure of liquidity, or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share, ROIC, and Adjusted Free Cash Flow should not be construed to imply that our future results will be unaffected by unusual or non-recurring items. In evaluating Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share, and Adjusted Free Cash Flow should not be construed to imply that our future results will be unaffected by any such adjustments.
Our Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, Adjusted Pre-tax Net Income, Adjusted Net Income and Adjusted Earnings per Share do not reflect costs or cash outlays for capital expenditures or contractual commitments;
•Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, Adjusted Pre-tax Net Income, Adjusted Net Income and Adjusted Earnings per Share do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA, Adjusted EBIT and Adjusted EBIT Margin do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, and Adjusted Free Cash Flow does not reflect the cash requirements necessary to service principal payments on our debt;
•Adjusted EBITDA, ROIC, Adjusted Pre-tax Net Income, Adjusted EBIT and Adjusted EBIT Margin do not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Pre-tax Net Income, Adjusted Net Income and Adjusted Earnings per Share do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted Free Cash Flow do not reflect cash requirements for such replacements; and
•other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share, and Adjusted Free Cash Flow should not be considered as measures of discretionary cash available to invest in business growth or to reduce indebtedness. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA, Adjusted EBIT, Adjusted EBIT Margin, ROIC, Adjusted Pre-tax Net Income, Adjusted Net Income, Adjusted Earnings per Share and Adjusted Free Cash Flow supplementally.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	A-3
Adjusted EBITDA, Adjusted EBIT and Adjusted EBIT Margin
The following table provides reconciliations of net income to Adjusted EBITDA, Adjusted EBIT, and Adjusted EBIT Margin for the periods presented (amounts in thousands):

	Fiscal Year Ended
	January 31, 2026 ($)	February 1, 2025 ($)	February 3, 2024 ($)
Net income(a)	376,768	418,447	519,190
Interest expense, net	36,214	36,873	46,051
Income tax expense	109,289	119,778	143,966
Depreciation and amortization	122,866	118,070	110,936
Equity compensation(b)	21,176	26,629	24,377
Loss on early retirement of debt	—	—	1,525
Write-off of deferred loan costs	—	449	—
Adjusted EBITDA	666,313	720,246	846,045
Less: Depreciation and amortization	(122,866)	(118,070)	(110,936)
Adjusted EBIT	543,447	602,176	735,109
Total Revenue	6,053,414	5,933,450	6,159,291
Adjusted EBIT Margin	9%	10%	12%

Return on Invested Capital (“ROIC”)
The following table provides reconciliations of net income to ROIC for the periods presented (amounts in thousands):

	Fiscal Year Ended
	January 31, 2026 ($)	February 1, 2025 ($)
Net income(a)	376,768	418,447
Interest expense, net	36,214	36,873
Income tax expense	109,289	119,778
Depreciation and amortization	122,866	118,070
Equity compensation(b)	21,176	26,629
Write-off of deferred loan costs	—	449
Lease expense	251,851	232,683
Adjusted EBITDA before lease expense	918,164	952,929
Less: Income tax expense	(109,289)	(119,778)
Adjusted EBITDA before lease expense less income tax expense	808,875	833,151
Average invested capital	4,087,727	3,624,592
Return on Invested Capital	20%	23%

A-4	Academy Sports and Outdoors, Inc. - 2026 Proxy Statement
Adjusted Pre-tax Net Income
The following table provides reconciliations of net income to Adjusted Pre-tax Net Income for the periods presented (amounts in thousands):

	Fiscal Year Ended
	January 31, 2026 ($)	February 1, 2025 ($)	February 3, 2024 ($)
Net income(a)	376,768	418,447	519,190
Income tax expense	109,289	119,778	143,966
Equity compensation(b)	21,176	26,629	24,377
Loss on early retirement of debt	—	—	1,525
Write-off of deferred loan costs	—	449	—
Adjusted Pre-tax Net Income	507,233	565,303	689,058
Adjusted Net Income and Adjusted Earnings per Share
The following table provides a reconciliation of net income to Adjusted Net Income and Adjusted Earnings per Share for the periods presented (amounts in thousands, except per share data):

	Fiscal Year Ended
	January 31, 2026 ($)	February 1, 2025 ($)	February 3, 2024 ($)
Net income(a)	376,768	418,447	519,190
Equity compensation(b)	21,176	26,629	24,377
Loss on early retirement of debt	—	—	1,525
Write-off of deferred loan costs	—	449	—
Tax effects of these adjustments(c)	(4,761)	(6,038)	(5,621)
Adjusted Net Income	393,183	439,487	539,471
Earnings per common share:
Basic	5.66	5.87	6.89
Diluted	5.54	5.73	6.70
Adjusted Earnings per Share:
Basic	5.90	6.16	7.16
Diluted	5.78	6.02	6.96
Weighted average common shares outstanding:
Basic	66,612	71,343	75,389
Diluted	68,034	73,048	77,469

Footnotes:
a.
Net income for the year ended February 1, 2025, includes a $15.0 million gain pertaining to a litigation settlement which occurred in the fourth quarter of 2024. Net income for the year ended February 3, 2024, includes a $15.9 million net gain relative to a credit card litigation settlement which occurred in the fourth quarter of 2023.

b.
Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.

c.	Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.

Academy Sports and Outdoors, Inc. - 2026 Proxy Statement	A-5
Adjusted Free Cash Flow
The following table provides a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow for the periods presented (amounts in thousands):

	Fiscal Year Ended
	January 31, 2026 ($)	February 1, 2025 ($)	February 3, 2024 ($)
Net cash provided by operating activities	434,798	528,082	535,779
Net cash used in investing activities	(172,037)	(186,120)	(206,139)
Adjusted Free Cash Flow	262,761	341,962	329,640

Thank you
for being a stockholder.

Learn more at academy.com.

ACADEMY SPORTS AND OUTDOORS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717
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ACADEMY SPORTS AND OUTDOORS, INC.
The Board of Directors recommends you vote FOR each of the director nominees in Proposal 1.
1.Election of Class III Directors Nominees	For	Withhold
1a. Ken Hicks	☐	☐
1b. Beryl Raff	☐	☐
1c. Jeff Tweedy	☐	☐
The Board of Directors recommends you vote FOR Proposals 2 and 3.				For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2026.				☐	☐	☐
3. Approval, on a non-binding advisory basis, of the fiscal 2025 compensation paid to the Company’s named executive officers.				☐	☐	☐

Note: The proxies will vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Authorized Signatures. This section must be completed for your vote to be counted. Sign and date below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN THE BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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V92062-P50534

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACADEMY SPORTS AND OUTDOORS, INC.

I hereby appoint Wendy Beck and Theresa Palermo, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the Annual Meeting of Stockholders of Academy Sports and Outdoors, Inc. to be held on Thursday, June 4, 2026 at 8:00 A.M. Central Time, or at any adjournment or postponement thereof, in accordance with the instruction on the reverse side of this card and with the same effect as though I were present at the Annual Meeting and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS BY REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL NO. 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE). IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

If you vote by phone or Internet, please do not mail your proxy card.

Thank You For Voting.

Continued and to be signed and dated on reverse side